                                                                     EXHIBIT 4.2





                                CREDIT AGREEMENT

                                   DATED AS OF

                                 JANUARY 6, 2006

                                      AMONG

                             MARSH SUPERMARKETS, LLC
                                AS LEAD BORROWER
                         FOR THE BORROWERS PARTY HERETO,

                      THE FACILITY GUARANTOR PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                                       AND

                          BACK BAY CAPITAL FUNDING LLC,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                                TABLE OF CONTENTS

ARTICLE I Definitions.............................................................................................1

   Section 1.01 Defined Terms.....................................................................................1
   Section 1.02 Terms Generally..................................................................................22
   Section 1.03 Accounting Terms; GAAP...........................................................................23

ARTICLE II Amount and Terms of Credit............................................................................23

   Section 2.01 The Term Loan....................................................................................23
   Section 2.02 Making of the Term Loan..........................................................................24
   Section 2.03 Notes............................................................................................24
   Section 2.04 Interest on the Term Loan........................................................................24
   Section 2.05 Default Interest.................................................................................25
   Section 2.06 Certain Fees.....................................................................................25
   Section 2.07 Mandatory Prepayment.............................................................................25
   Section 2.08 Optional Prepayment; Prepayment Fee..............................................................26
   Section 2.09 Maintenance of Loan Account; Statements of Account...............................................27
   Section 2.10 Cash Management Arrangements.....................................................................27
   Section 2.11 Application of Payments..........................................................................28
   Section 2.12 Payments; Sharing of Setoff......................................................................30
   Section 2.13 Taxes............................................................................................31
   Section 2.14 Security Interests in Collateral.................................................................33

ARTICLE III Representations and Warranties.......................................................................33

   Section 3.01 Organization; Powers.............................................................................33
   Section 3.02 Authorization; Enforceability....................................................................34
   Section 3.03 Governmental Approvals; No Conflicts.............................................................34
   Section 3.04 Financial Condition..............................................................................34
   Section 3.05 Properties.......................................................................................34
   Section 3.06 Litigation and Environmental Matters.............................................................35
   Section 3.07 Compliance with Laws and Agreements..............................................................35
   Section 3.08 Investment and Holding Company Status............................................................36
   Section 3.09 Taxes............................................................................................36
   Section 3.10 ERISA............................................................................................36
   Section 3.11 Disclosure.......................................................................................36
   Section 3.12 Subsidiaries.....................................................................................37
   Section 3.13 Insurance........................................................................................37
   Section 3.14 Labor Matters....................................................................................37
   Section 3.15 Security Documents...............................................................................37
   Section 3.16 Federal Reserve Regulations......................................................................38
   Section 3.17 Solvency.........................................................................................38
   Section 3.18 Pharmaceutical Laws..............................................................................38
   Section 3.19 HIPAA Compliance.................................................................................39
   Section 3.20 Compliance With Health Care Laws.................................................................39
   Section 3.21 Designated Senior Indebtedness...................................................................40


                                      (i)

   Section 3.22 Guarantor Senior Indebtedness....................................................................40

ARTICLE IV Conditions............................................................................................41

   Section 4.01 Closing Date.....................................................................................41

ARTICLE V Affirmative Covenants..................................................................................44

   Section 5.01 Financial Statements and Other Information.......................................................44
   Section 5.02 Notices of Material Events.......................................................................47
   Section 5.03 Information Regarding Collateral.................................................................48
   Section 5.04 Existence; Conduct of Business...................................................................48
   Section 5.05 Payment of Obligations...........................................................................48
   Section 5.06 Maintenance of Properties........................................................................48
   Section 5.07 Insurance........................................................................................49
   Section 5.08 Casualty and Condemnation........................................................................49
   Section 5.09 Books and Records; Inspection and Audit Rights; Appraisals; Accountants..........................50
   Section 5.10 Physical Inventories.............................................................................50
   Section 5.11 Compliance with Laws.............................................................................51
   Section 5.12 Use of Proceeds..................................................................................51
   Section 5.13 Additional Subsidiaries..........................................................................51
   Section 5.14 Further Assurances...............................................................................52
   Section 5.15 Designated Senior Indebtedness...................................................................52
   Section 5.16 Guarantor Senior Indebtedness....................................................................52

ARTICLE VI Negative Covenants....................................................................................53

   Section 6.01 Indebtedness and Other Obligations...............................................................53
   Section 6.02 Liens............................................................................................54
   Section 6.03 Fundamental Changes..............................................................................55
   Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions........................................55
   Section 6.05 Asset Sales and Store Closings...................................................................56
   Section 6.06 Restricted Payments; Certain Payments of Indebtedness............................................57
   Section 6.07 Transactions with Affiliates.....................................................................58
   Section 6.08 Restrictive Agreements...........................................................................58
   Section 6.09 Amendment of Material Documents..................................................................59
   Section 6.10 Additional Subsidiaries..........................................................................59
   Section 6.11 Financial Covenants..............................................................................60
   Section 6.12 Fiscal Year......................................................................................60
   Section 6.13 Environmental Laws...............................................................................60
   Section 6.14 Senior Credit Facility...........................................................................60

ARTICLE VII Events of Default....................................................................................60

   Section 7.01 Events of Default................................................................................60
   Section 7.02 Remedies on Default..............................................................................64
   Section 7.03 Application of Proceeds..........................................................................64

ARTICLE VIII The Agents..........................................................................................64

   Section 8.01 Administration by Administrative Agent...........................................................64


                                      (ii)

   Section 8.02 The Collateral Agent.............................................................................65
   Section 8.03 Agreement of Required Lenders....................................................................65
   Section 8.04 Liability of Agents..............................................................................65
   Section 8.05 Notice of Default; Actions on Default............................................................66
   Section 8.06 Lenders' Credit Decisions........................................................................67
   Section 8.07 Reimbursement and Indemnification................................................................67
   Section 8.08 Rights of Agents.................................................................................68
   Section 8.09 Notice of Transfer...............................................................................68
   Section 8.10 Successor Agent..................................................................................68
   Section 8.11 Reports and Financial Statements.................................................................68
   Section 8.12 Delinquent Lender................................................................................69

ARTICLE IX Miscellaneous.........................................................................................69

   Section 9.01 Notices..........................................................................................69
   Section 9.02 Waivers; Amendments..............................................................................70
   Section 9.03 Expenses; Indemnity; Damage Waiver...............................................................71
   Section 9.04 Designation of Lead Borrower as Borrowers' Agent.................................................72
   Section 9.05 Successors and Assigns...........................................................................74
   Section 9.06 Survival.........................................................................................76
   Section 9.07 Counterparts; Integration; Effectiveness.........................................................76
   Section 9.08 Severability.....................................................................................77
   Section 9.09 Right of Setoff..................................................................................77
   Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.......................................77
   Section 9.11 WAIVER OF JURY TRIAL.............................................................................78
   Section 9.12 Headings.........................................................................................78
   Section 9.13 Interest Rate Limitation.........................................................................78
   Section 9.14 Additional Waivers...............................................................................79
   Section 9.15 Confidentiality..................................................................................80
   Section 9.16 Publicity........................................................................................80
   Section 9.17 Intercreditor Agreement..........................................................................81
   Section 9.18 USA Patriot Act..................................................................................81







                                     (iii)

                                    EXHIBITS

A.       Assignment and Acceptance
B.       Term Loan Note
C.       Opinion of Counsel to Loan Parties
D.       Form of Compliance Certificate
E.       Custom Broker Agreement
F.       Lead Borrower's Investment Policy















                                      (iv)

                                    SCHEDULES

1.1(a)   Lenders and Term Loan Amount
1.1(b)   First Lien Real Estate
2.10(a)  DDAs
2.10(b)  Credit Card Arrangements
2.10(c)  Blocked Accounts
2.10(e)  Disbursement Accounts
3.05(c)(i) Title to Properties; Real Estate Owned
3.05(c)(ii) Leased Properties
3.06     Disclosed Matters
3.10     ERISA Matters
3.12     Subsidiaries
3.13     Insurance
3.19(c)  HIPAA Business Associate Agreements
3.20(d)  Participation Agreements
5.01(j)  Financial Reporting Requirements
6.01     Indebtedness
6.02     Liens
6.04     Investments














                                      (v)

         CREDIT AGREEMENT dated as of January 6, 2006 among:

         MARSH SUPERMARKETS, LLC an Indiana limited liability company, having its principal place of business at 9800 Crosspoint Boulevard Indianapolis, Indiana 46256-3350 as Lead Borrower (in such capacity, the "LEAD BORROWER") for the Borrowers now or hereafter a party hereto;

         the Borrowers now or hereafter party hereto;

         the Facility Guarantors now or hereafter party hereto;

         the Lenders now or hereafter party hereto; and

         BACK BAY CAPITAL FUNDING LLC., as Administrative Agent and Collateral Agent for the Lenders.

In consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

               Section 1.01 Defined Terms.

         As used in this Agreement, the following terms have the meanings specified below:

         "Acquisition" means any transaction, merger, consolidation or acquisition of all or substantially all of the assets, or assets comprising a division or business unit of, or all or substantially all of the Capital Stock or other ownership interests in, any Person.

         "Administrative Agent" means Back Bay Capital, in its capacity as administrative agent for the Lenders hereunder.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or is a director or officer of such Person.

         "Agents" means collectively, the Administrative Agent and the Collateral Agent.

         "Agreement" means this Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

         "Agreement Value" means, for each Hedging Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:

          (a) in the case of a Hedging Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedging Agreement, as if
               (i) such Hedging Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the counterparty was the sole party determining such payment amount (with the counterparty making such determination pursuant to the provisions of the form of Master Agreement); or

          (b) in the case of a Hedging Agreement traded on an exchange, the mark-to-market value of such Hedging Agreement, which will be the unrealized loss on such Hedging Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedging Agreement determined by the counterparty based on the settlement price of such Hedging Agreement on such date of determination; or

          (c) in all other cases, the mark-to-market value of such Hedging Agreement, which will be the unrealized loss on such Hedging Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedging Agreement determined by the counterparty as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedging Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

         "Applicable Law" means as to any Person: (a) all statutes, rules, regulations, orders, treaty or other requirements having the force of law and
(b) all court orders and injunctions, and/or similar rulings, in each instance ((a) and (b)) of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such Person, or any property of such Person.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Back Bay Capital" means Back Bay Capital Funding LLC, a Delaware limited liability Company, or any successor thereto.

         "Bank of America" means Bank of America, N.A., a national banking association.

         "Blocked Account Agreements" has the meaning set forth in Section 2.10(c).

         "Blocked Account Banks" means the banks with whom the Borrowers have entered into Blocked Account Agreements.

         "Blocked Accounts" has the meaning set forth in Section 2.10(c).

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower(s)" means individually and collectively (i) each of the "Borrowers" set forth on the signature page to this Agreement; and (ii) each Subsidiary which becomes a "Borrower" pursuant to Section 5.13 hereof.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, Boston, Massachusetts or New York are authorized or required by law to remain closed.

         "Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, together with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable (other than any debt security exchangeable for or convertible into such capital stock) for, any of the foregoing.

         "Capital Expenditures" means, for any period, all expenditures made or costs incurred (whether made in the form of cash, or other property), for the acquisition, improvement or repair of fixed or capital assets of a Person, in each case that are (or would be) set forth in a Consolidated statement of cash flows of such Person and its Consolidated Subsidiaries for such period prepared in accordance with GAAP as capital expenditures.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         "Change in Control" means, means, at any time:

         (a) During any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election or appointment by such board of directors, or whose nomination for election by shareholders of the Parent, as the case may be, was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

         (b) Any person or group or persons (within the meaning of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of fifty percent (50%) or more (on a fully diluted basis) of the total then outstanding Voting Stock of the Parent, whether as a result of the issuance of securities of the Parent, a merger, consolidation, liquidation or dissolution of the Parent, a direct or indirect transfers of securities or otherwise; or

         (c) The Parent fails at any time to own, directly or indirectly, 100% of the Capital Stock of each other Loan Party free and clear of all Liens (other than the Liens in favor of (i) the Collateral Agent for its own benefit and the ratable benefit of the other Secured Parties and (ii) the Senior Credit Facility Agent for its own benefit and the ratable benefit of the other Senior Credit Facility Lenders).

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Charges" has the meaning set forth in Section 9.13.

         "Closing Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is January 6, 2006.

         "Code" means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

         "Collateral" means any and all "Collateral" as defined in any applicable Security Document and any and all Mortgaged Property as defined in any applicable Mortgage. For the avoidance of doubt, Collateral shall include all First Lien Collateral.

         "Collateral Agent" means Back Bay Capital, in its capacity as collateral agent under the Security Documents.

         "Consent" means actual consent given by a Lender from whom such consent is sought; or the passage of twelve (12) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender's giving the Administrative Agent written notice of that Lender's objection to such course of action.

         "Consolidated" means, when used to modify a financial term, test, statement, or report of a Person, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

         "Consolidated EBITDA" means for a Person and its Consolidated Subsidiaries on any date of determination thereof and for the period specified and without duplication, the sum of (a) Consolidated Net Income (minus extraordinary gains plus extraordinary losses) for such period, plus (b) Consolidated depreciation and amortization expenses for such period, plus (c)

Consolidated Interest Expense for such period, plus (d) income tax expense for such period, plus (e) one time restructuring charges incurred in connection with Permitted Store Closings, in each case determined in accordance with GAAP consistently applied.

         "Consolidated Interest Expense" means for a Person and its Consolidated Subsidiaries for any period for which the amount thereof shall be determined, Consolidated net interest expense (including imputed interest on capital lease obligations) and amortized debt discount, determined in accordance with GAAP consistently applied.

         "Consolidated Net Income" means for a Person and its Consolidated Subsidiaries on any date of determination thereof and for the period specified, the net income (or deficit) after taxes, determined in accordance with GAAP consistently applied.

         "Control" means the possession, directly or indirectly, of the power
(a) to vote 10% or more of the securities having ordinary voting power for the election of directors of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Card Notifications" has the meaning set forth in Section
2.10(c).

         "DDAs" means any checking or other demand deposit account maintained by the Borrowers.

         "DDA Notification" has the meaning set forth in Section 2.10(c).

         "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Delinquent Lender" has the meaning set forth in Section 8.12.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Early Termination Fee" has the meaning set forth in Section 2.08(b).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices having the force of orders or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters with respect to Hazardous Materials.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous

Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" has the meaning set forth in Section 7.01. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Administrative Agent and the Lenders in writing, as provided herein.

         "Excluded Taxes" means, with respect to the Agents, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income or franchise Taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which a Loan Party is located and (c) in the case of a Foreign Lender, any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except, in the case of the designation of a new lending office or an assignment pursuant to Section 2.13(e), to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of such designation or assignment, to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 2.13(a), or (ii) is attributable to such Foreign Lender's failure to comply with Sections 2.13(e) or (f).

         "Facility Guarantee" means the Guarantee executed by the Facility Guarantors in favor of the Agents and the Lenders.

         "Facility Guarantors" means each Subsidiary that is required to execute and deliver a Facility Guarantee pursuant to Section 5.13 hereof.

         "Facility Guarantors Collateral Documents" means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor to secure the Facility Guarantee.

         "Federal Funds Effective Rate" means, for any day, a rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" means the letter entitled "Fee Letter" among the Borrowers and the Administrative Agent of even date herewith, as such letter may from time to time be amended.

         "FIRREA" means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the rules and regulations adopted pursuant thereto.

         "Financial Officer" means, with respect to a Loan Party, the chief financial officer, treasurer, or controller of that Loan Party.

         "First Lien Collateral" means the First Lien Real Estate, all fixtures associated with such First Lien Real Estate, any walk-in refrigerators and freezers to the extent built in and fixed to such First Lien Real Estate and all proceeds and products thereof.

         "First Lien Real Estate" means those Real Estate locations set forth in
SCHEDULE 1.1(b) hereto.

         "Fiscal Period" means a period consisting of four (4) or five (5) consecutive calendar weeks, consistent with the Lead Borrower's fiscal accounting calendar in effect as of the Closing Date.

         "Fiscal Quarter" means any fiscal quarter of any Fiscal Year, which quarters end on the last Saturday of the third Fiscal Period, seventh Fiscal Period, tenth Fiscal Period, and thirteenth Fiscal Period of such Fiscal Year, consistent with the Lead Borrower's fiscal accounting calendar as of the Closing Date.

         "Fiscal Year" means any period of 52 or 53 consecutive weeks ending on the last Saturday of the thirteenth Fiscal Period.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" means principles which are (a) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (b) consistently applied with past financial statements of the Loan Parties adopting the same principles.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

         "Health Care Laws" means all federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA.

         "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

         "Hedging Agreement" means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness for which such Person is not the obligor that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) the Agreement Value of all Hedging Agreements, (l) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for Tax purposes but is classified as an operating lease in accordance with GAAP, and (m) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of capital stock or other ownership or profit interests in such Person or in any other Person (or warrants, rights or options to acquire such capital stock or ownership interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Indenture" means the Indenture entered into by and among others the Parent, as Issuer and State Street Bank and Trust Company, as Trustee dated as of August 5, 1997, as in effect as of the Closing Date.

         "Intellectual Property Security Agreement" means any Intellectual Property Security Agreement entered among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Agents, the Senior Credit Facility Agents, the Borrowers and the other parties thereto (if any).

         "Inventory" has the meaning set forth the Security Agreement.

         "Investment" means any investment, whether now existing or hereafter made, including, without limitation (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit to another Person, (c) any purchase of (i) stock or other securities of another Person, or (ii) the assets comprising a division or business unit or a substantial part of the business of any Person (whether by purchase of assets or securities), or (d) any commitment or option to make any such purchase.

         "Lead Borrower" means Marsh Supermarkets, LLC.

         "Lease" means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

         "Lenders" means the Persons identified on SCHEDULE 1.1(a) hereto as a "Lender" and each assignee that becomes a party to this Agreement as provided in
Section 9.05(b).

         "Lien" means, with respect to any asset, (a) any assignment, mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Account" has the meaning set forth in Section 2.09.

         "Loan Documents" means this Agreement, the Notes, the Fee Letter, the Security Documents, the Facility Guarantee, the Facility Guarantors Collateral Documents, the Intercreditor Agreement and any other document, instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.

         "Loan Party" or "Loan Parties" means each Borrower and each Facility Guarantor.

         "Margin Stock" has the meaning set forth in Regulation U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, or condition, financial or otherwise, of the Borrowers taken as a whole, (b) the ability of any Loan Party to perform any material obligation or to pay any Obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Material Indebtedness" means Indebtedness (other than Credit Extensions) of the Borrowers in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Hedging Agreement at such time shall be the Agreement Value.

         "Maturity Date" means January 6, 2008.

         "Maximum Rate" has the meaning set forth in Section 9.13.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgages" means the Mortgages, Security Agreements and Assignments and Deeds of Trust between the Borrower owning the Real Estate (including First Lien Real Estate) encumbered thereby and the Collateral Agent for the benefit of the Secured Parties.

         "Multiemployer Plan" means a multiemployer plan, sponsored by a Loan Party as defined in Section 4001(a)(3) of ERISA to which the Parent , a Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that is sponsored by Parent or any Borrower, and
(a) is maintained for employees of Parent or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than Parent , any Subsidiary or the ERISA Affiliate or (b) was so maintained and in respect of which Parent, any Subsidiary or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Notes" shall mean the promissory notes of the Borrowers substantially in the form of Exhibit B, each payable to the order of a Lender, evidencing such Lender's portion of the Term Loan.

         "Obligations" means (a) the due and punctual payment by the Loan Parties of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Term Loan, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of any Loan Party to the Secured Parties under the Credit Agreement or the other Loan Documents, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of any Loan Party under or pursuant to this Agreement or the other Loan Documents, and (c) all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise of any Loan Party arising out of any cash management, depository, or investment, provided by a Lender or any of its Affiliates, and the due and punctual payment and performance of all of the covenants, agreements, obligations and liabilities of any Loan Party relating thereto.

         "Organizational Document" means, relative to any Loan Party, its certificate of incorporation or formation, its by-laws, membership agreements, partnership agreements and all shareholder or equity holder agreements, voting trusts and similar arrangements to which such Loan Party is a party or which is applicable to its capital stock, membership interests, or partnership interest , and all other arrangements relating to the control or management of such entity.

         "Other Taxes" means any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PACA" means the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

         "PASA" means the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

         "Parent" means Marsh Supermarkets, Inc.

         "Participation Register" has the meaning set forth in Section 9.05(e).

         "Payment Conditions" means, at the time of determination, that (a) no Default or Event of Default then exists or would arise as a result of making such payment or completion of such transaction, as the case may be; (b) "Uncapped Excess Availability" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) is at least twenty percent (20%) of the Senior Borrowing Base immediately before and after making such payment or completion of such transaction, as the case may be; (c) the Loan Parties taken as a whole are Solvent immediately before and after making such payment or completion of such transaction, as the case may be; (d) Consolidated EBITDA determined as at the end of the most recently ended Fiscal Quarter for the period of four (4) consecutive Fiscal Quarters then ending shall not be less than $45,000,000; and (e) a Financial Officer of the Lead Borrower shall have executed and delivered a certificate to the Administrative Agent, together with supporting documents, which is reasonably satisfactory to the Administrative Agent evidencing compliance with each of the above.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Acquisition" means an Acquisition in which all of the conditions in either clause (A) or (B) are satisfied:

         (A) Acquisitions for which the Payment Conditions are satisfied immediately before and after giving effect to the proposed Acquisition and all of the following conditions are satisfied:

                  (i) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate Applicable Law;

                  (ii) The Lead Borrower shall have furnished the Administrative Agent with at least thirty (30) days prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents as and when available, a summary of any due diligence undertaken by the Borrowers in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve
                           (12) Fiscal Periods period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

                  (iii) The structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable discretion;

                  (iv) After giving effect to the Acquisition, if the Acquisition is an Acquisition of capital stock or other equity interests, a Borrower shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any Voting Stock and/or shall otherwise control the governance of the Person being acquired;

                  (v) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower pursuant to
                           Section 6.03(b);

                  (vi) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Borrower, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not a Borrower, such

                           Subsidiary shall have been joined as a "Borrower" hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest (subject only to Liens in favor of the Senior Credit Facility Agent securing the Senior Credit Facility Obligations) in such Subsidiary's capital stock, inventory, accounts, equipment, general intangibles and other property of the same nature as constitutes collateral under the Security Documents; and

                  (vii) the Lead Borrower shall furnish to the Administrative Agent pro forma projections for the thirteen (13) Fiscal Periods immediately following the proposed Acquisition which projections give effect to the proposed Acquisition and the Administrative Agent determines in its reasonable discretion establish that the Borrowers shall during such period maintain "Uncapped Excess Availability" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) in an amount greater than twenty percent (20%) of the Senior Borrowing Base;

         (B) Acquisitions not to exceed (i) $5,000,000.00 in the aggregate during each Fiscal Year, or (ii) $15,000,000.00 in the aggregate during the term of this Agreement, provided that each of the following conditions are satisfied:

                  (i) No Default or Event of then exists or would arise from the consummation of such Acquisition;

                  (ii) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate Applicable Law;

                  (iii) After giving effect to the Acquisition, if the Acquisition is an Acquisition of capital stock or other equity interests, a Borrower shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any Voting Stock and/or shall otherwise control the governance of the Person being acquired;

                  (iv) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower pursuant to
                           Section 6.03(b); and

                  (v) that if the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Borrower, then such Subsidiary shall become a Loan Party and shall satisfy the conditions set forth in clause

                           (A)(vi) above and such other conditions as the Agents' may reasonably require.

         "Permitted Dividends" means (i) cash dividends payable by the Parent to the holders of its Capital Stock , provided that (A) the Payment Conditions are satisfied, and (B) such dividends may be paid only on one occasion each Fiscal Quarter; (ii) dividends with respect to a Loan Party's Capital Stock payable solely in additional shares of or warrants to purchase its common stock, (iii) splits or reclassifications of the Parent's stock into additional or other shares of its common stock, (iv) cash dividends of any Subsidiary to any Loan Party (other than the Parent.)

         "Permitted Encumbrances" means

                  (a) Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law (other than Liens arising from Environmental Liabilities), arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(l);

                  (f) Liens securing Indebtedness permitted by Section 6.01(a)(v) provided that (i) such Lien shall only encumber the asset acquired or financed with the proceeds of such Indebtedness; (ii) no Default or Event of Default exist or would arise as a result of the granting of such Lien ; and (iii) and the Lead Borrower has used its best and good faith efforts to cause such lender or leasee enters into an intercreditor and use agreement with respect to the fixed assets reasonably satisfactory to the Administrative Agent;

                  (g) Liens to secure Indebtedness permitted by Section 6.01(a)(viii); provided that (i) no Default or Event of Default exist or would arise as a result of the granting of such Lien; and (ii) such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate so financed or refinanced;

                  (h) Liens on any property or asset of any Loan Party set forth in SCHEDULE 6.02, provided that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the

         Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (i) Liens to secure Indebtedness permitted by Section 6.01(a)(x), provided that the Liens granted are subordinated to the Liens granted to the Collateral Agent pursuant to an intercreditor agreement entered into by the holders of such Liens and the Indebtedness, which intercreditor agreement is in form and substance acceptable to the Agents;

                  (j) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any Subsidiary;

                  (k) Liens to secure Indebtedness permitted by Section 6.01(a)(ii), which Liens are subject in all respects to the Intercreditor Agreement;

         provided that, except as provided in any one or more of clauses (a) through (i) and (k) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means each of the following:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), maturing within 180 days from the date of acquisition thereof;

                  (b) Investments in commercial paper (i) issued by an entity (other than a Loan Party or an Affiliate of a Loan Party) organized under the laws of any state of the United States or the District of Columbia maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a rating obtainable from a nationally recognized rating organization of at least A-1 or P-1 or the equivalent thereof, or (ii) issued by a Lender maturing within 270 days from the date of acquisition thereof;

                  (c) Investments in certificates of deposit, eurodollar deposits, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent amount in another currency), or (ii) any Lender or Affiliate thereof;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; and

                  (e) Shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and invest solely in one or more of the types of securities described in clauses (a) through
         (d) above;

                  (f) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

                  (g) obligations the return with respect to which is excluded from gross income under Section 103 of the Tax Code, with a maturity of not more than six months or with the right of the holder to put such obligations for purchase at par upon not more than seven days' notice and which are rated at least A-1 or P-1 or the equivalent thereof by at least one nationally recognized rating organization.

                  (h) (A) tax free money market funds that invest solely in the securities described in clause (f) above or (B) money market preferred municipal bond funds which have a term of not more than seven days and which are rated at least AAA or the equivalent thereof by S&P or at least AAA or the equivalent thereof by Moody's;

                  (i) any other securities reasonably acceptable to the Administrative Agent which are rated at least A-1 or P-1 or the equivalent thereof by at least one nationally recognized rating organization, or which are of an equivalent credit quality in the reasonable judgment of the Administrative Agent;

                  (j) Investments existing on the Closing Date, and set forth on
         SCHEDULE 6.04; and

                  (k) Investments consistent with the Lead Borrower's written investment policy in effect as of the Closing Date as attached hereto as EXHIBIT F.

provided that, notwithstanding the foregoing, no such Investments shall be permitted (i) after the occurrence of a "Cash Dominion Event" (as defined in the Senior Credit Agreement as in effect on the date hereof) unless no Senior Credit Facility Revolver Loans are then outstanding, and (ii) unless, subject to the Intercreditor Agreement, such Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

         "Permitted Joint Venture Investments" means an Investment by a Borrower in a joint venture, partnership, or other entity which in each case is not a Subsidiary as to which each of the following conditions are satisfied:

                  (a) The Payment Conditions are satisfied prior to and after giving effect to such Investment;

                  (b) The Lead Borrower shall have furnished the Administrative Agent with ten (10) Business days prior written notice of such intended Investment and shall have furnished the Administrative Agent with a current draft of the joint venture or partnership agreement and other applicable documents, a summary of any due diligence undertaken by the Borrowers in connection with such Investment, and such other information as the Administrative Agent may reasonably require, each of which shall be reasonably satisfactory to the Administrative Agent;

                  (c) The Investment shall be in a Person business engaged in a business otherwise permitted to be engaged in by a Borrower pursuant to
         Section 6.03(b); and

                  (d) The Collateral Agent shall have received a first priority security interest in, and pledge of, the Borrower's ownership interest in the joint venture or partnership as collateral for the Obligations (subject only to Liens in favor of the Senior Credit Facility Agent securing the Senior Credit Facility Obligations).

provided that, in no event shall any Person in which the Borrower has made a Permitted Joint Venture Investment be a Loan Party.

         "Permitted Store Closings" means the closure of stores (other than stores located at First Lien Real Estate), sale of inventory and equipment in such stores as of the date of the proposed store closing, and buy-out or other mitigation of real estate leases with respect to the stores being closed provided that each of the following conditions is met:

                  (a) no Default or Event of Default exists or would arise as a result of the proposed store closings,

                  (b) the Lead Borrower has provided the Agent at least fifteen
         (15) Business Days prior written notice of the proposed store closing;

                  provided however during any twelve month period the Loan Parties may not close more than ten percent (10%) of the number of stores existing on the Closing Date; provided, further, that in no event shall the Loan Parties close stores in the aggregate during the term of this Agreement totaling more than twenty five (25%) of the number of stores existing on the Closing Date, without the prior written consent of the Agent.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Pharmaceutical Laws" means federal, state and local laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including laws, rules or regulations relating to the qualifications of Persons employed to do the same.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means the Pledge Agreement dated as of the date hereof among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

         "Prescription Lists" means lists of customers for which specific prescription information is maintained in the ordinary course of business of a Borrower.

         "Prime Rate" means, for any day, the variable annual rate of interest then most recently announced by Bank of America at its head office in Charlotte, North Carolina, as its "Prime Rate", or, if Bank of America's "Prime Rate" is not available for any day, the variable annual rate of interest published in the Wall Street Journal as the "prime rate" for such day. The "Prime Rate" is a rate set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Prime Rate due to a change in Bank of America's Prime Rate or the "prime rate" as published in the Wall Street Journal shall be effective on the effective date of such change.

         "Pro Rata Share" means, on any date of determination and with respect to any Lender, the percentage (expressed as a decimal) arrived at by dividing such Lender's portion of the outstanding principal amount of the Term Loan on such date by the aggregate outstanding principal amount of the Term Loan for all Lenders on such date.

         "Real Estate" means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "Register" has the meaning set forth in Section 9.05(c).

         "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" has the meaning set forth in Section 101(22) of CERCLA.

         "Required Lenders" means at any date of determination thereof, the Lenders whose Pro Rata Share of the outstanding principal amount of the Term Loan represent at least 50.1% of the aggregate outstanding principal amount of the Term Loan at such time.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any Subsidiary, in each case other for than Permitted Dividends. Without limiting the foregoing, "Restricted Payments" with respect to any Person shall also include all payments made by such Person (whether in cash, securities or other property) made by such Person in respect of stock appreciation rights plans, equity incentive, achievement or similar plans and all proceeds of a dissolution or liquidation of such Person.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission.

         "SERP" means collectively the Supplemental Retirement Plan of Marsh Supermarkets, Inc. and its Subsidiaries, as Amended and Restated as of January 1, 1997, and the Marsh Supermarkets, Inc. 1999 Senior Executive Supplemental Retirement Plan, each as amended and in effect as of the Closing Date.

         "Secured Parties" has the meaning set forth in the Security Agreement.

         "Security Agreement" means the Security Agreement dated as the date hereof among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

         "Security Documents" means the Security Agreement, the Pledge Agreement, the Facility Guarantors Collateral Documents, the Intellectual Property Security Agreement, the Mortgages, any Blocked Account Agreements or other bank account agreements, any DDA Notifications and Credit Card Notifications and each other security agreement or other instrument or document executed and delivered by any Loan Party to secure any of the Obligations.

         "Senior Agent's Account" means the concentration account maintained by the Senior Credit Facility Agent at Bank of America.

         "Senior Borrowing Base" means "Borrowing Base" under and as defined in the Senior Credit Facility Agreement as in effect on the date hereof.

         "Senior Borrowing Base Certificate" means a "Borrowing Base Certificate" under and as defined in the Senior Credit Facility Agreement as in effect on the date hereof.

         "Senior Credit Facility" means that certain senior credit facility provided to the Borrowers pursuant to the Senior Credit Facility Agreement.

         "Senior Credit Facility Agent" means Bank of America, as administrative agent and/or collateral agent under the Senior Credit Facility Documents.

         "Senior Credit Facility Agreement" means that certain Credit Agreement, dated as of November 9, 2005 among the Borrowers, the Facility Guarantors, the lenders party thereto, Bank of America, as administrative agent, collateral agent and certain other capacities and the other agents party thereto, as amended in accordance with the provisions of this Agreement.

         "Senior Credit Facility Documents" means the "Loan Documents" under and as defined in the Senior Credit Facility Agreement.

         "Senior Credit Facility Lenders" means the lenders under the Senior Credit Facility Agreement.

         "Senior Credit Facility Revolver Loans" means "Revolving Loans" as defined in the Senior Credit Facility Agreement as in effect on the date hereof.

         "Senior Subordinated Note Documents" means the Senior Subordinated Notes and all other documents, instruments and agreements executed and delivered in connection therewith, as in effect as of the Closing Date.

         "Senior Subordinated Notes" means the 8 7/8% Senior Subordinated Notes Due 2007 issued pursuant to the Indenture.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that is sponsored by a Loan Party and (a) is maintained for employees of Parent or any of its Subsidiaries or any ERISA Affiliate and no Person other than Parent, its Subsidiaries or the ERISA Affiliate or (b) was so maintained and in respect of which Parent, any Subsidiary or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all Guarantees and contingent obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

         "Subordinated Indebtedness" means Indebtedness which is expressly subordinated in right of payment, in form and on terms approved by the Administrative Agent in writing, to the prior payment in full of the Obligations.

         "Subsidiary" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, directly or indirectly as of such date, owned, controlled, or held, or (b) that is, as of such date, otherwise by the parent or one or more subsidiaries of the parent.

         "Synthetic Lease" means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

         "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Termination Date" means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Term Loan is accelerated or
(iii) the date of the occurrence of any Event of Default pursuant to Section 7.01(i) or 7.01(j).

         "Term Loan" means the term loan made by the Lenders to the Borrowers on the Closing Date in the aggregate principal amount of $25,000,000 pursuant to
Section 2.01.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "Voting Stock" means, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such contingency.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02 Terms Generally.

         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.03 Accounting Terms; GAAP.

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, provided that, if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                   ARTICLE II

                           Amount and Terms of Credit

                  Section 2.01 The Term Loan.

             (a) Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to lend to the Borrowers on the Closing Date, in the form of the Term Loan, an amount equal to such Lender's portion of the Term Loan as set forth on SCHEDULE 1.1(a) hereto. The aggregate principal amount of the Term Loan is $25,000,000. The Borrowers shall not be entitled to reborrow any amounts repaid with respect to the Term Loan.

             (b) The Term Loan shall be made by the Lenders in accordance with their respective portions of the Term Loan as set forth on SCHEDULE 1.1(a) hereto. The failure of any Lender to lend its pro rata portion of the Term Loan shall neither relieve any other Lender of its obligation to fund its pro rata portion of the Term Loan in accordance with the provisions of this Agreement nor increase the obligation of any other Lender.

                  Section 2.02 Making of the Term Loan.

         Each Lender shall make an amount equal to such Lender's portion of the Term Loan available to the Administrative Agent in immediately available funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 12:00 noon on the Closing Date. After the Administrative Agent's receipt of the proceeds for the funding of the Term Loan, and upon satisfaction of the conditions precedent set forth in Article IV hereof, the Administrative Agent shall make the proceeds of the Term Loan available to Borrowers (or as the Borrowers otherwise direct to the Administrative Agent) on the Closing Date by transferring same day funds equal to the proceeds of the Term Loan received by the Administrative Agent. On the Closing Date, the proceeds of the Term Loan shall be funded into the operating account of the Borrowers for disbursement from such operating account in accordance with a disbursement of funds schedule approved by the Administrative Agent.

                  Section 2.03 Notes.

             (a) The portion of the Term Loan made by each Lender shall be evidenced by a term loan note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as EXHIBIT B, payable to the order of each such Lender in an aggregate principal amount equal to such Lender's portion of the Term Loan.

             (b) Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the portion of the Term Loan made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

             (c) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender's Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

                  Section 2.04 Interest on the Term Loan.

             (a) Subject to Section 2.05, the Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, as applicable) at a rate per annum that shall be equal to the greater of
(a) the Prime Rate, plus 5.25% or (b) 12.50%.

             (b) Accrued interest on the Term Loan shall be payable in arrears on the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

                  Section 2.05 Default Interest.

             (a) Effective upon the occurrence of an Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Obligations (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate in effect from time to time plus 3.00% per annum, and such interest shall be payable on demand.

                  Section 2.06 Certain Fees.

         The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and the Lenders, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances.

                  Section 2.07 Mandatory Prepayment.

         The outstanding Obligations shall be subject to mandatory prepayment as follows:

             (a) There shall become absolutely due and payable, and the Borrowers hereby jointly and severally promise to pay to the Lenders in full in cash, the entire outstanding principal amount of the Term Loan and all other Obligations on the Termination Date.

             (b) The Borrowers shall also prepay the Term Loan upon the receipt by the Borrowers of (x) net proceeds of any disposition of any Collateral which constitutes First Lien Collateral or (y) net proceeds of insurance or condemnation awards paid in respect of any Collateral which constitutes First Lien Collateral, in an amount equal to such net proceeds. All repayments of the Term Loan pursuant to this Section 2.07(b) shall be accompanied by the payment of the Early Termination Fee in accordance with Section 2.08(b) hereof.

             (c) The Borrowers shall prepay the Term Loan upon the receipt by the Borrowers of (x) net proceeds of any disposition of any "Eligible Real Estate" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) or (y) net proceeds of insurance or condemnation awards paid in respect of "Eligible Real Estate" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof), in an amount equal to such net proceeds; provided that the Borrowers shall not be obligated to prepay the Term Loan if the Borrowers apply such net proceeds to the Senior Credit Facility Revolver Loans pursuant to the terms of the

Senior Credit Facility Agreement and the Senior Credit Facility Agent implements and maintains a permanent reserve against the Senior Borrowing Base in an amount equal to (A) the amount of such net proceeds, less (B) the reduction in the Senior Borrowing Base as a result of such disposition or such insurance or condemnation award. All repayments of the Term Loan pursuant to this Section 2.07(c) shall be accompanied by the payment of the Early Termination Fee in accordance with Section 2.08(b) hereof.

             (d) The Term Loan shall be repaid in accordance with the provisions of Section 2.11 hereof.

             (e) All amounts required to be applied to the Term Loan hereunder shall be applied ratably in accordance with each Lender's portion of the outstanding principal amount of the Term Loan.

                  Section 2.08 Optional Prepayment; Prepayment Fee.

             (a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Term Loan in whole or in part, on any Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay the Term Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment. All voluntary prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan to the date of prepayment and prepayment fees in accordance with Section 2.08(b) hereof.

             (b) In the event of any repayment or prepayment of the Term Loan prior to the date which is nine (9) months after the Closing Date for any reason, including, without limitation, (a) the acceleration of the Obligations after the occurrence of an Event of Default, (b) the sale of, or casualty or condemnation of, any Collateral or the foreclosure and sale of Collateral, (c) sale of the Collateral in any bankruptcy or insolvency proceeding, or (d) the restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any bankruptcy or insolvency proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, and as compensation for the cost of making the Term Loan available to the Borrowers, and not as a penalty, the Borrowers shall pay to the Administrative Agent, for the benefit of the Lenders, an early termination fee (the "Early Termination Fee") equal to the result (not less than $0) of (A) all interest on the Term Loan that would be payable from the Closing Date through the date which is nine
(9) months after the Closing Date, minus (B) amounts actually paid by the Borrowers in respect of all such interest through the date of prepayment. The Early Termination Fee shall be allocated among the Lenders in accordance with the amount of each Lender's Pro Rata Share of the principal amount of $25,000,000.

             (c) In the event the Borrowers fail to prepay any portion of the Term Loan on the date specified in any prepayment notice delivered pursuant to
Section 2.08(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

                  Section 2.09 Maintenance of Loan Account; Statements of
         Account.

             (a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the "LOAN ACCOUNT") which will reflect (i) each Lender's portion of the outstanding principal amount of the Term Loan and (ii) any and all other Obligations that have become payable.

                  Section 2.10 Cash Management Arrangements.

             (a) Annexed hereto as SCHEDULE 2.10(a) is a list of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; and (ii) the account number(s) maintained with such depository.

             (b) Annexed hereto as SCHEDULE 2.10(b) is a list describing all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of all credit card charges for sales by the Borrowers.

             (c) Within ten (10) Business Days after the Closing Date, the Borrowers shall (i) deliver to the Administrative Agent notifications executed on behalf of the Borrowers to each depository institution with which any DDA is maintained in form and substance satisfactory to the Administrative Agent, of the Administrative Agent's interest in such DDA (each, a "DDA NOTIFICATION"),
(ii) deliver to the Administrative Agent notifications to each of the Borrowers' credit card clearinghouses and processors of notice in form and substance satisfactory to the Administrative Agent (each, a "CREDIT CARD NOTIFICATION"), and (iii) enter into agency agreements with the banks maintaining the deposit accounts identified on SCHEDULE 2.10(c) (collectively, the "BLOCKED ACCOUNTS"), which agreements (the "BLOCKED ACCOUNT AGREEMENTS") shall be in form and substance reasonably satisfactory to the Administrative Agent. The Borrowers shall, at all times prior to the payment in full of the Senior Credit Facility Obligations (including letters of credit that are included therein being cash collateralized) and the termination of the Senior Credit Facility, comply with the cash management provisions set forth in Section 2.22 of the Senior Credit Facility Agreement (as in effect on the date hereof). After the payment in full of the Senior Credit Facility Obligations (including letters of credit that are included therein being cash collateralized) and termination of the Senior Credit Facility, the Borrowers shall maintain cash management arrangements satisfactory to the Administrative Agent in all respects, including, without limitation, the cash management arrangements set forth in the first sentence of this clause (c).

             (d) The Borrowers shall deliver or shall cause to be delivered to the Administrative Agent accurate reports of all amounts deposited in the Blocked Accounts.

             (e) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate DDA Notifications or Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.10 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Borrowers may not maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein.

             (f) The Borrowers may also maintain one or more disbursement accounts (the "DISBURSEMENT ACCOUNTS") with Bank of America or such other financial institutions as are reasonably acceptable to the Administrative Agent to be used by the Borrowers for disbursements and payments (including payroll, sales taxes, or withholding taxes) in the ordinary course of business or as otherwise permitted hereunder, such Disbursement Accounts constitute Collateral and are subject to the Lien of the Collateral Agent for the benefit of itself and the Secured Parties. The only Disbursement Accounts as of the Closing Date are those described in SCHEDULE 2.10(f). Upon the request of the Collateral Agent, the Collateral Agent shall have received executed Blocked Account Agreements consistent with the provisions of this Section 2.10 and otherwise satisfactory to the Administrative Agent in respect of each Disbursement Account.

             (g) The Senior Agent's Account is, and shall remain, subject to the Intercreditor Agreement, under the sole dominion and control of the Collateral Agent. The Borrowers acknowledge and agree that (i) the Borrowers have no right of withdrawal from the Senior Agent's Account, (ii) the funds on deposit in the Senior Agent's Account shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the Senior Agent's Account shall be applied as provided the Senior Credit Facility Agreement as in effect on the date hereof or, after the termination of the Senior Credit Facility, in a manner satisfactory in all respect to the Administrative Agent.

                  Section 2.11 Application of Payments.

             (a) So long as no Event of Default shall have occurred and be continuing, all amounts received by the Administrative Agent and all prepayments made by the Borrowers, shall be applied in the following order:

                  (i) To pay fees, expense reimbursements and indemnification then due and payable to the Administrative Agent, the Collateral Agent, and the Lenders, and then

                  (ii) To pay interest due and payable on the Term Loan, and then

                  (iii) To repay the principal amount of the Term Loan, and then

                  (iv) To pay all other Obligations that are then outstanding and due and payable.

             (b) After the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, in the following order:

             (i) To pay fees, expense reimbursements and indemnification then due and payable to the Administrative Agent and the Collateral Agent until paid in full, and then

             (ii) To pay fees, expense reimbursements and indemnification then due and payable to the Lenders until paid in full, and then

             (iii) Ratably to pay interest accrued in respect of the Term Loan until paid in full, and then

             (iv) Ratably to pay principal due in respect of the Term Loan until paid in full, and then

             (v) To the ratable payment of all other Obligations then due and payable, and then

             (vi) To the Lead Borrower or such other Person entitled thereto under Applicable Law.

         For purposes of the foregoing (other than Section 2.11(c)(v)), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency or other similar proceedings under the Bankruptcy Code or otherwise), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any insolvency or other similar proceedings under the Bankruptcy Code or otherwise; provided, however, that for the purposes of Section 2.11(c)(v), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any bankruptcy or insolvency proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any insolvency or other similar proceedings under the Bankruptcy Code or otherwise.

             (c) In the event of a direct conflict between the priority provisions of this Section 2.11 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

             (d) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits and shall be subject to one Business Day's clearance and collection. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agent and the Lenders against all claims and losses resulting from such dishonor or return.

                  Section 2.12 Payments; Sharing of Setoff.

             (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, or fees or otherwise) prior to 11:00 a.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Except as otherwise provided herein, if any day on which payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day and such extension of time shall be included in computing interest and fees in connection with such payment. All such payments shall be made to the Administrative Agent at its offices at 40 Broad Street, Boston, Massachusetts (or as the Administrative Agent may otherwise direct in writing), except that payments pursuant to Section 2.06 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. All payments under each Loan Document shall be made in U.S. dollars.

             (b) All funds received by and available to the Administrative Agent to pay principal, interest and fees then due hereunder, shall be applied in accordance with the provisions of Section 2.11(b) hereof or Section 6.02 of the Security Agreement, as applicable, ratably among the parties entitled thereto in accordance with the amounts of principal, interest, and fees then due to such respective parties.

             (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Term Loan resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of the Term Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective portion of the Term Loan, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Term Loan to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

             (d) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  Section 2.13 Taxes.

             (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section) the Agents or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

             (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

             (c) The Borrowers shall indemnify the Agents and each Lender, within ten (10) Business Days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agents or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of an Agent or a Lender setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

             (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

             (e) Any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto to establish its exemption from U.S. Federal withholding tax, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a (i) Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and (C) is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding Tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this
Section 2.15(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.15(e) that such Foreign Lender is not legally able to deliver.

             (f) Upon the request of the Lead Borrower, any Lender that is not a Foreign Lender shall deliver to the Lead Borrower two copies of United States Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Lender fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Borrowers may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction.

             (g) The Borrowers shall not be required to indemnify any Lender or to pay any additional amounts to any Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of paragraphs (e) or (f) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

             (h) Each of the Lenders agrees that upon the occurrence of any circumstances entitling such party to indemnification or additional amounts pursuant to Section 2.15(a) or (c), such party shall use reasonable efforts to take any action (including designating a new lending office and signing any prescribed forms or other documentation appropriate in the circumstances) if such action would reduce or eliminate any Tax (including penalties or interest, as applicable) with respect to which such indemnification or additional amounts may thereafter accrue.

             (i) If any Lender reasonably determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Borrowers pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this Section 2.15 exceeding the amount needed to make such Lender whole, such Lender shall pay to the Borrowers, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses incurred in securing such refund, deduction or credit.

                  Section 2.14 Security Interests in Collateral.

         To secure their Obligations, the Loan Parties shall grant to the Collateral Agent, for its benefit and the benefit of the Secured Parties, (a) a first-priority perfected security and mortgage interest in the First Lien Collateral (subject only to Permitted Encumbrances having priority under Applicable Law) and (b) a second-priority perfected security and mortgage interest (subject only to (x) the Liens of the Senior Credit Facility Agent securing the Senior Credit Facility Obligations and (y) Permitted Encumbrances having priority under Applicable Law) in all of the other Collateral, in each case pursuant hereto and to the Security Documents.

                                  ARTICLE III

                         Representations and Warranties

         Each Loan Party represents and warrants to the Agents and the Lenders that as of the Closing Date and after giving effect to the Agreement:

                  Section 3.01 Organization; Powers.

         Each Loan Party is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  Section 3.02 Authorization; Enforceability.

         The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party's corporate, limited partnership, limited liability company, and other powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  Section 3.03 Governmental Approvals; No Conflicts.

         The transactions to be entered into contemplated by the Loan Documents
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens in favor of the Secured Parties created under the Loan Documents.

                  Section 3.04 Financial Condition.

         The Lenders have previously received the Consolidated balance sheet, and statements of income, stockholders' equity, and cash flows for the Parent and its Subsidiaries as of and for Fiscal Year ending April 2, 2005 and as of and for the Fiscal Quarter ending October 15, 2005, certified by the Parent's Chief Financial Officer. Such financial statements present fairly, in all material respects the financial position, results of the operations and cash flows for the Parent and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes. Since October 15, 2005 there have been no changes in the assets, business, financial condition, income or prospects of the Loan Parties, which has had a Material Adverse Effect.

                  Section 3.05 Properties.

             (a) Except as disclosed in SCHEDULES 3.05(c)(i) and 3.05(c)(ii), each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects which could not reasonably be expected to result in a Material Adverse Effect.

             (b) Each Loan Party owns or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

             (c) SCHEDULE 3.05(c)(i) sets forth as of the Closing Date the address (including county) of all Real Estate that is owned by the Loan Parties and upon which Collateral is located or has a fair market value of more than $1,000,000, together with a list of the holders of any mortgage or other Lien thereon. SCHEDULE 3.05(c)(ii) sets forth as of the Closing Date the address of all Leases of the Loan Parties for locations upon which Collateral is located, together with a list of the holders of any mortgage or other Lien on the Borrowers' interest in such Lease and the name, address, and telephone number of each lessor of such Lease. Each of such Leases is in full force and effect and the Loan Parties are not in material default of the terms thereof.

                  Section 3.06 Litigation and Environmental Matters.

             (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting any Loan Party (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any of the Loan Documents.

             (b) Except for the matters set forth on SCHEDULE 3.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

             (c) Since the Closing Date, there has been no change in the status of the matters set forth on SCHEDULE 3.06 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Section 3.07 Compliance with Laws and Agreements.

             (a) Each Loan Party is in compliance with all Applicable Law and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

             (b) Each Loan Party is in compliance with the Indenture and the Senior Subordinated Note Documents and no default exists thereunder.

                  Section 3.08 Investment and Holding Company Status.

         No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  Section 3.09 Taxes.

         Each Loan Party has timely filed or caused to be filed all federal and state Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has been filed, (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, or (c) Taxes which are due but not yet delinquent. The Loan Parties do not intend to treat any of the transactions contemplated by the Loan Documents as being a "reportable transaction" within the meaning of 26 CFR 1.6011-4.

                  Section 3.10 ERISA.

         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as disclosed on SCHEDULE 3.10, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, to the extent that any liabilities would reasonably be expected to have a Material Adverse Effect.

                  Section 3.11 Disclosure.

         The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates or other information other than financial projections furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), do not contain any material misstatement of fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial projections that have been or will be prepared by the Borrowers and made available to the Administrative Agent, any Lender or any other party hereto, have been or will be prepared in good faith based upon reasonable assumptions, it being understood by the

Administrative Agent, the Lenders and all the other parties hereto that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers' control, and that no assurances can be given that the projections will be realized.

                  Section 3.12 Subsidiaries.

             (a) SCHEDULE 3.12 sets forth the name of, and the ownership interest of each Loan Party in each Subsidiary as of the Closing Date. There is no other capital stock or ownership interest of any class outstanding as of the Closing Date. Other than as set forth on SCHEDULE 3.12 the Loan Parties are not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities as of the Closing Date.

             (b) Parent and its Subsidiaries have received the consideration for which the capital stock and other ownership interests was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and other ownership interests, and all such shares and ownership interests are validly issued, fully paid, and non-assessable.

                  Section 3.13 Insurance.

         SCHEDULE 3.13 sets forth, as of the Closing Date, a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries. As of the Closing Date, each of such policies is in full force and effect. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

                  Section 3.14 Labor Matters.

         There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to result in a Material Adverse Effect. All payments due from any, individually or in the aggregate, Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  Section 3.15 Security Documents.

         The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security or mortgage interest in the Collateral, and the Security Documents constitute the creation of a fully perfected (a) first priority Lien on, and security or mortgage interest, as applicable, in, all right, title and interest of the Loan Parties in such Collateral constituting First Lien Collateral, in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law) and (b) second priority Lien on, and security or mortgage interest, as applicable, in, all right, title and interest of the Loan Parties in such Collateral (other than First Lien Collateral), in each case prior and superior in right to any other Person (other than (x) the Liens of the Senior Credit Facility Agent securing the Senior Credit Facility Obligations and
(y) Permitted Encumbrances having priority under Applicable Law).

                  Section 3.16 Federal Reserve Regulations.

             (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

             (b) No part of the proceeds of the Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U, or X.

                  Section 3.17 Solvency.

         The Loan Parties, taken as a whole, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

                  Section 3.18 Pharmaceutical Laws.

             (a) The Loan Parties have obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of their businesses under any Pharmaceutical Law, except where the failure to obtain such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect.

             (b) The Loan Parties are in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and are also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, except where the failure to comply with such terms, conditions or laws would not reasonably be expected to have a Material Adverse Effect.

             (c) None of the Loan Parties have any liabilities, claims against them, and presently outstanding notices imposed or based upon any provision of any Pharmaceutical Law, except for such liabilities, claims, citations or notices which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.19 HIPAA Compliance.

             (a) To the extent that and for so long as a Loan Party is a "covered entity" within the meaning of HIPAA, such Loan Party (i) has undertaken or will promptly undertake all applicable surveys, audits, inventories, reviews, analyses and/or assessments (including any required risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by failure of Loan Party to be HIPAA Compliant (as defined below); (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower is or becomes HIPAA Compliant.

             (b) For purposes hereof, "HIPAA Compliant" shall mean that Loan Party to the extent legally required (i) is or will use commercially reasonable efforts to be in compliance in all material respects with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to have a Material Adverse Effect.

             (c) Schedule 3.19(c), annexed hereto, sets forth a complete list of all "business associate agreements" (as such term is defined in HIPAA) that any Loan Party has entered into with any person as of the date hereof and true, correct and complete copies of all of such agreements have been provided to Agent.

                  Section 3.20 Compliance With Health Care Laws.

             (a) Each Loan Party is in compliance with all Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to it. Without limiting the generality of the foregoing, no Loan Party has received notice of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

             (b) Each Loan Party has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws or other applicable law or regulation and each Loan Party and the owners of the facilities and other businesses managed by any Loan Party have all permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under Health Care Laws and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto, and with respect to those facilities and other businesses that participate in Medicare and/or Medicaid, to receive reimbursement under Medicare and Medicaid, except where the failure to obtain could not reasonably be expected to cause a Material Adverse Effect.

             (c) Each Loan Party which is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no claims to the best of each Loan Party's knowledge, actions or appeals pending (and no Loan Party has filed any claims or reports which should result in any such claims, actions or appeals) before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of HCFA, with respect to any Medicare or Medicaid cost reports or claims filed by Borrower on or before the date hereof. No validation review or program integrity review related to Borrower as it may materially adversely affect any of the assets or business of a Loan Party , or the consummation of the transactions contemplated hereby, has been conducted by any Third Party Payor or Governmental Authority in connection with Medicare or Medicare programs, and to the best of each Loan Party's knowledge, no such reviews are scheduled, pending or threatened against or affecting any Loan Party, or any of its assets, or, the consummation of the transactions contemplated hereby. To the best of each Loan Party's knowledge, there currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure against such parties.

             (d) Schedule 3.20(d) hereto sets forth an accurate, complete and current list of all participation agreements of Borrower with health maintenance organizations, insurance programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

                  Section 3.21 Designated Senior Indebtedness

         The Obligations constitute "Designated Senior Indebtedness" under the Indenture.

                  Section 3.22 Guarantor Senior Indebtedness

         The Obligations constitute "Guarantor Senior Indebtedness" under the Indenture.

                                   ARTICLE IV

                                   Conditions

                  Section 4.01 Closing Date.

         The obligation of the Lenders to make the Term Loan on the Closing Date, is subject to the following conditions precedent:

             (a) The Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents (including, without limitation, the Security Documents) signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

             (b) The Administrative Agent shall have received (i) a fully executed Intercreditor Agreement, (ii) a fully executed copy of an amendment to the Senior Credit Facility, permitting the transactions contemplated by this Agreement and the other Loan Documents and (iii) a certificate, in form and substance satisfactory to the Agent, executed by a Senior Officer of the Lead Borrower, certifying and attaching fully executed copies of the Senior Credit Facility Agreement and the Indenture and in each case, any related document requested by the Administrative Agent, which shall be in form and substance satisfactory to Administrative Agent in its sole and absolute discretion.

             (c) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Closing Date) of Baker & Daniels LLP, counsel for the Loan Parties, and Lead Borrower's general counsel substantially in the form of EXHIBIT C, and covering such matters relating to the Loan Parties, the Loan Documents, and the transactions contemplated thereby as the Agents shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

             (d) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

             (e) After giving effect to the making of the Term Loan, "Excess Availability" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) shall be not less than $45,000,000 and the Administrative Agent shall have received a certificate, in form and substance satisfactory to it, setting forth the calculations of such "Excess Availability", which shall include as an attachment a Senior Borrowing Base Certificate dated December 10, 2005 (with Indebtedness thereon updated through the Closing Date).

             (f) The Administrative Agent shall have received a certificate from a Financial Officer of the Lead Borrower, together with supporting calculations, in form and substance satisfactory to the Administrative Agent, that the Obligations have been incurred in compliance with the Indenture.

             (g) The Agents shall have received a certificate from a Financial Officer of each Loan Party, reasonably satisfactory in form and substance to the Agents, certifying that, as of the Closing Date and after giving effect to the borrowing of the Term Loan, the representations and warranties made by the Loan Parties in the Loan Documents are true and complete and that no Default or Event of Default exists.

             (h) The Collateral Agent shall have received, the results of each which are reasonably satisfactory to the Collateral Agent (i) appraisals of the Inventory and Prescription List (each based upon net liquidation value) by a third party appraiser acceptable to the Collateral Agent, (ii) appraisals of the certain Real Estate (based upon fair market value) by a third party appraiser acceptable to the Collateral Agent, (iii) appraisals of Equipment (based upon net liquidation value) by a third party appraiser acceptable to the Collateral Agent, (iv) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be reasonably satisfactory to the Collateral Agent; (v) title insurance (with such endorsements as the Collateral Agents may reasonably require); and (vi) environmental site assessments, and other real estate requirements, as may be reasonably requested by the Collateral Agents, including, but not limited to, those items required by FIRREA.

             (i) The Agents shall have received a Consolidated budget by Fiscal Period, and Fiscal Quarter for the Fiscal Year commencing April 2, 2006 (including a projected Consolidated balance sheet, and related statements of projected operations and cash flow as of the end of and for such Fiscal Year.

             (j) The Agents shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of the Parent and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, income or prospects of the Parent and its Subsidiaries since the date of the most recent financial information delivered to the Agents.

             (k) The Agents, based upon delivery of a customary officers solvency certificate for the Loan Parties, shall be satisfied that the Loan Parties, taken as a whole, are Solvent on the Closing Date and shall be Solvent after giving effect to the transaction contemplated by this Agreement.

             (l) There shall not have occurred any change, development, circumstance, event or effect that, individually or in the aggregate with all other adverse changes, conditions, circumstances, events, or effects (i) is materially adverse to the business operations, assets, liabilities, financial condition, or the results of operations of the Loan Parties and their Subsidiaries, taken as a whole; or (ii) impairs, hinders, or adversely affects in any material respect the ability the ability of the Loan Parties to perform any of the Obligations. The Agents shall not have become aware of any information which in the Agents' reasonable judgment is inconsistent in a material and adverse manner with any information disclosed to the Agents prior to the date hereof with respect to any Loan Party or the transactions contemplated in connection with this Agreement.

             (m) There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to result in a Material Adverse Effect.

             (n) No Loan Party or any principal or key management personnel of the foregoing shall have been or shall be under indictment or active investigation by the U.S. Attorney for a felony crime or any other crime punishable by imprisonment.

             (o) There shall not have occurred any default of any material contract or agreement of any Loan Party which could reasonably be expected to result in a Material Adverse Effect.

             (p) All material accounts payable and all Taxes of the Loan Parties shall have been paid current except Taxes that are being contested in good faith by appropriate proceedings for which such Loan Party has set aside on its books adequate reserves and as to which no Lien has attached.

             (q) The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a recent date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens (including tax or judgment liens) on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit.

             (r) The Collateral Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements and mortgages, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent.

             (s) The Collateral Agent shall have received, and be reasonably satisfied with, evidence of the Loan Parties' insurance, together with such endorsements as are required by the Loan Documents.

             (t) All fees due at or immediately after the Closing Date and all costs and expenses incurred by the Agents in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full and in accordance with a Closing Date funds flow memorandum reasonably satisfactory to the Agents.

             (u) The consummation of the transactions contemplated hereby and the performance of the parties hereto shall not (i) violate any Applicable Law or (ii) conflict with, or result in a default or event of default under, any material agreement, including but not limited to the Indenture and the Senior Credit Facility Agreement, of any Loan Party (and the Agents and the Lenders shall receive a satisfactory opinion of Loan Parties' counsel to that effect). No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement, including but not limited to the Indenture, of any Loan Party.

             (v) No material changes in governmental regulations or policies affecting any Loan Party, the Agents, or any Lender involved in this transaction shall have occurred prior to the Closing Date the effect of which would prohibit the Lenders from making the Term Loan to the Borrowers.

             (w) There shall have been delivered to the Administrative Agent such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.

Notwithstanding the foregoing, the obligations of the Lenders to make the Term Loan hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Administrative Agent in writing) at or prior to 12:00 noon, Boston time, on January 6, 2006 (and, in the event such conditions are not so satisfied or waived, the Termination Date shall be deemed to have occurred, and this Agreement and no Lender shall be required to fund its portion of the Term Loan hereunder).

                                   ARTICLE V

                              Affirmative Covenants

         Until the principal of and interest on the Term Loan and all other Obligations shall have been irrevocably paid in full, each Loan Party covenants and agrees with the Agents and the Lenders that:

                  Section 5.01 Financial Statements and Other Information.

         The Borrowers will furnish to the Administrative Agent:

             (a) within ninety (90) days after the end of each Fiscal Year of Parent, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited and reported on by an independent public accountants of recognized national standing to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;

             (b) Within forty-five (45) days (or such earlier date that is seven
(7) days after the then current filing deadline for the Lead Borrower's Quarterly Report on Form 10 Q) after the end of each Fiscal Quarter of the Parent, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, and a summary of all Capital

Expenditures in the form previously delivered to the Administrative Agent, as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to Section 5.01(e) all certified by one of the Lead Borrower's Financial Officers as presenting in all material respects the financial condition and results of operations of the Loan Parties on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

             (c) within thirty (30) days after the end of each Fiscal Period of Parent, its unaudited Consolidated and consolidating balance sheets and related statements of operations, each as of the end of and for such Fiscal Period and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Period end and year to date periods of the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to Section 5.01(e) hereof, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a Consolidated, consolidating, divisional, and an individual store level basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

             (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit D (A) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations
(x) with respect to the "Uncapped Excess Availability" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) under the Senior Credit Facility Agreement for such period, (y) if a "Covenant Compliance Event" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) under the Senior Credit Facility Agreement has occurred and is continuing, demonstrating compliance with the financial covenants under the Senior Credit Facility Agreement and (z) demonstrating compliance with the financial covenants set forth in Section 6.11 hereof, and (C) stating whether any material change in GAAP relevant to such financial statements or in the application thereof has occurred since the date of Parent's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

             (e) within thirty (30) days after the commencement of each Fiscal Year of Parent, a detailed Consolidated budget by Fiscal Period and Fiscal Quarter for such Fiscal Year (including a projected Consolidated balance sheet, and related statements of projected operations and cash flow as of the end of and for such Fiscal Year) and promptly when available, any significant revisions of such budget;

             (f) simultaneously with the delivery of the same to the Senior Credit Facility Agent or the Senior Credit Facility Lenders; which shall be not less frequent than the times set forth in the Senior Credit Facility Agreement as in effect on the date hereof, copies of any collateral report or appraisals and Senior Borrowing Base Certificates;

             (g) (i) a copy of each notice or other written communication outside of the ordinary course of business delivered by them or on their behalf in connection with the Senior Credit Facility, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to the Senior Credit Facility Agent and/or the Senior Credit Facility Lenders, and (ii) a copy of each notice or other written communication outside of the ordinary course of business received by the Borrowers in connection with the Senior Credit Facility, such delivery to be made promptly after such notice or other communication is received by the Borrower, including any amendment, supplement or modification to any of the Senior Credit Facility Documents and any notices of default or event of default thereunder;

             (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed in final form by any Loan Party with the Securities and Exchange Commission (including, without limitation, Forms 10-K and 10-Q but excluding any registration statement on Form S-8 or its equivalent), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

             (i) promptly upon receipt thereof, copies of any reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties' internal controls submitted by such accountants to management in connection with their annual audit;

             (j) the financial and collateral reports described on SCHEDULE 5.01(j) hereto, at the times set forth in such Schedule;

             (k) notice of any intended (i) sale or other disposition of assets of any Loan Party permitted hereunder other than as sales or dispositions permitted pursuant to Sections 6.05(a), 6.05(b), or 6.05(e), or (ii) incurrence of any Indebtedness permitted hereunder other than Indebtedness permitted under Sections 6.01(a)(iv) or 6.01(a)(vii), in each case at least ten (10) Business Days prior to the date of consummation such sale or disposition or incurrence of such Indebtedness;

             (l) promptly following any request therefore, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request;

             (m) promptly upon receipt thereof notices of default or termination received by any Loan Party from any landlord with respect to any Lease for a location where Collateral is located; and

             (n) on or before thirty (30) days prior to the "Maturity Date" (as defined in the Senior Subordinated Note Documents) financial statements evidencing sufficient liquidity, as determined by the Administrative Agent in its reasonable discretion, to satisfy in full the Senior Subordinated Notes.

                  Section 5.02 Notices of Material Events.

         The Borrowers will furnish to the Agents prompt written notice of the following:

             (a) the occurrence of any Default or Event of Default;

             (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

             (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

             (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

             (e) any failure by any Loan Party to pay rent at any of such Loan Party's locations at which Collateral is located, which failure continues for more than fifteen (15) days (or such shorter cure period as provided in the lease for such location) following the day on which such rent first came due;

             (f) the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

             (g) any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

             (h) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding;

             (i) the filing of any Lien for unpaid Taxes against any Loan Party; and

             (j) the receipt of any notice from a supplier, seller, or agent pursuant to either PACA or PASA.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

                  Section 5.03 Information Regarding Collateral.

             (a) The Borrowers will furnish to the Agents at least thirty (30) days prior written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's corporate structure or jurisdiction of incorporation or formation, or (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Borrowers will promptly notify the Agents if any material portion of the Collateral is damaged or destroyed.

             (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(a), the Lead Borrower shall deliver to the Agents a certificate of a Financial Officer of the Lead Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

                  Section 5.04 Existence; Conduct of Business.

         Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to comply with its respective Organizational Documents, as applicable, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  Section 5.05 Payment of Obligations.

         Each Loan Party will, and will cause each of the Subsidiaries to, pay its Material Indebtedness and all Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto, and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent hereunder.

                  Section 5.06 Maintenance of Properties.

         Each Loan Party will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and as provided in
Section 6.05.

                  Section 5.07 Insurance.

             (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or a program of self-insurance reasonably acceptable to the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

             (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a mortgages clause (regarding improvements to real property) and Lenders' loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent or the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrowers shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefore.

                  Section 5.08 Casualty and Condemnation.

         Each Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral, including but not limited to any Real Estate which constitutes Collateral, or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  Section 5.09 Books and Records; Inspection and Audit Rights;
             Appraisals; Accountants.

             (a) Each Loan Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in accordance with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, during normal business hours, to discuss its affairs, finances and condition with its officers and, in the presence of a Financial Officer, its independent accountants, all at such reasonable times and as often as reasonably requested.

             (b) Each Loan Party will, and will cause each of the Subsidiaries to, deliver to the Administrative Agent copies of all appraisals, commercial finance examinations and other evaluations performed by or for the benefit of the Senior Credit Facility Agent or Senior Credit Facility Lenders, including, without limitation, of (i) the Borrowers' practices in the computation of the Senior Borrowing Base and (ii) the assets included in the Senior Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals. The Loan Parties acknowledge that the Agents shall be entitled to undertake each Fiscal Year after the Closing Date up to one (1) Real Estate appraisal with respect to any and all Real Estate which constitutes First Lien Collateral; provided, however, the Agent shall be entitled to undertake such additional appraisals each Fiscal Year at the Agent's own expense. Notwithstanding the foregoing, upon the occurrence of a Default or Event of Default, the Agents may cause additional appraisals to be undertaken as they in their discretion deem necessary or appropriate, or as may be required by Applicable Law and such additional appraisals shall be at the Loan Parties' expense.

             (c) The Loan Parties shall, at all times, retain independent nationally recognized certified public accountants and instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

                  Section 5.10 Physical Inventories.

             (a) The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers so long as such participation does not disrupt the normal inventory schedule or process.

             (b) The Borrowers, at their own expense, shall, consistent with practices existing as of the Closing Date as disclosed to the Administrative Agent, cause a physical inventory of the Borrowers' Inventory located at a majority of the Borrowers' locations to be undertaken each twelve (12) month period during which this Agreement is in effect, conducted by either the Borrowers or a third party inventory taker engaged by the Borrowers provided that independent auditors review the inventory process and sample the results of the inventory and using practices consistent with practices in effect on the date hereof.

             (c) The Borrowers upon the request of the Administrative Agent shall provide the Collateral Agent with the preliminary Inventory levels at each of the Borrowers' locations within fifteen (15) days following the completion of such inventory.

             (d) The Borrowers upon the request of the Administrative Agent, within forty-five (45) days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) and shall post such results to the Borrowers' inventory stock ledger and general ledger, as applicable.

             (e) The Collateral Agent, in its discretion, if any Default exists, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Borrowers).

                  Section 5.11 Compliance with Laws.

         Each Loan Party will, and will cause each of the Subsidiaries to, comply with all Applicable Laws (including Pharmaceutical Laws, Health Care Laws and HIPPA), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.12 Use of Proceeds.

             (a) The proceeds of the Term Loan made hereunder will be used only
(i) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory, in the ordinary course of business, (ii) to finance Capital Expenditures of the Borrowers, and (iii) for general corporate purposes.

             (b) No part of the proceeds of the Term Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.

                  Section 5.13 Additional Subsidiaries.

         If any additional Subsidiary of any Loan Party is formed or acquired after the Closing Date, the Lead Borrower will promptly notify the Agents and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Borrowers will cause such Subsidiary to become (i) a Loan Party hereunder by the execution and delivery of a Facility Guarantee to the Agents and in the case of a Borrower a joinder agreement (reasonably satisfactory to the Agent); and (ii) a party to each applicable Security Document in the manner provided therein within seven (7) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as any Agent or the Required Lenders shall reasonably request and (b) if any shares of Capital Stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrowers will cause such shares and promissory notes evidencing such Indebtedness to be pledged within seven (7) Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary).

                  Section 5.14 Further Assurances.

             (a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

             (b) If any assets, other than Real Estate, are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrowers will notify the Agents and the Lenders thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

             (c) After the payment in full of the Senior Credit Facility Obligations (including letters of credit that are included therein being cash collateralized) and termination of the Senior Credit Facility, upon the request of the Administrative Agent, the Borrowers shall cause each of its customs brokers to deliver an agreement, substantially in the from annexed hereto as Exhibit E, to the Administrative Agent covering such matters as the Collateral Agent may reasonably require.

                  Section 5.15 Designated Senior Indebtedness

         Each Loan Party shall at all times cause the Obligations to constitute "Designated Senior Indebtedness" under the Indenture.

                  Section 5.16 Guarantor Senior Indebtedness

         Each Loan Party shall at all times cause the Obligations to constitute "Guarantor Senior Indebtedness" under the Indenture.


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

                                   ARTICLE VI

                               Negative Covenants

         Until the principal of and interest on the Term Loan and all other Obligations shall have been irrevocably paid in full, each Loan Party covenants and agrees with the Agents and the Lenders that:

                  Section 6.01 Indebtedness and Other Obligations.

             (a) The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) Indebtedness created under the Senior Credit Facility Documents;

                  (iii) Indebtedness set forth in SCHEDULE 6.01 and extensions, renewals replacements and refinancings of any such Indebtedness, provided, that after giving effect to any of the foregoing (i) the principal amount of the outstanding Indebtedness is not increased, (ii) neither the tenor nor the average life is reduced, and (iii) the holders of such Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome in any material respect to the obligor or obligors than those contained in the Indebtedness being extended, renewed, replaced or refinanced as determined by the Administrative Agent in its reasonable credit judgment;

                  (iv) Indebtedness of any Loan Party to any other Loan Party, provided, that, upon the request of Agents, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agents, the sole originally executed counterparts of which shall, subject to the Intercreditor Agreement, be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations;

                  (v) Indebtedness of any Loan Party to finance any fixed or capital assets owned or acquired by a Loan Party, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (vi) Indebtedness under Hedging Agreements entered into in the ordinary course of business, other than for speculative purposes, which are upon terms and in such amounts as are reasonably acceptable to the Administrative Agent;

                  (vii) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or



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

         improvement of stores, provided that, the aggregate amount of Indebtedness permitted by this clause (vi) shall not exceed $10,000,000 at any time outstanding;

                  (viii) Indebtedness incurred for the construction or acquisition of, or to finance or to refinance, any Real Estate owned by any Loan Party (other than First Lien Collateral), provided that (A) the terms and conditions of such Indebtedness are either (1) consistent with the terms and conditions of similar Indebtedness incurred by a Loan Party prior the Closing Date, or (2) reasonably acceptable to the Administrative Agent, and (B) with respect to any "Eligible Real Estate" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof), the proceeds therefrom are at least equal to the amounts then available to be borrowed with respect thereto under clause (e) of the definition of "Borrowing Base" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof);

                  (ix) Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

                  (x) Indebtedness under the Senior Subordinated Note Documents and extensions, renewals, replacements and refinancings of such Indebtedness, provided, that after giving effect to any of the foregoing (i) the outstanding principal amount of Indebtedness is not in excess of $150,000,000, and (ii) the Indebtedness is subordinated to the Obligations upon terms and conditions satisfactory to the Administrative Agent in its reasonable discretion; and

                  (xi) other unsecured Subordinated Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

             (b) Except with respect to restricted Payments specifically permitted in Section 6.06, none of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock (except for preferred stock (i) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, (ii) that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred and (iii) all payments in respect of which are expressly subordinated to the Obligations) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (x) any shares of capital stock of any Loan Party prior to the Maturity Date or (y) any option, warrant or other right to acquire any such shares of capital stock.

                  Section 6.02 Liens.

         The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

             (a) Liens created under the Loan Documents; and

             (b) Permitted Encumbrances.

                  Section 6.03 Fundamental Changes.

             (a) No Loan Party shall merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into a Borrower, provided that in any such transaction the Borrower shall be the surviving entity, (ii) a Borrower may merge into any other Borrower, (iii) a Borrower may merge with an acquired entity in connection with a Permitted Acquisition provided that such Borrower shall be the surviving entity, (iv) any Facility Guarantor (other than the Parent) may merge into any Borrower, provided that the Borrower shall be the surviving entity, and (v) any Facility Guarantor (other than the Parent) may liquidate or dissolve voluntarily into any other Loan Party.

             (b) The Loan Parties will not engage in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

                  Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.

         The Loan Parties will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any Indebtedness of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

             (a) Permitted Investments;

             (b) Loans or advances made by a Loan Party to another Loan Party, provided, that, that upon the request of Agents, such loans or advances shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agents, the sole originally executed counterparts of which shall be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations;

             (c) Guarantees constituting Indebtedness permitted by Section 6.01;

             (d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

             (e) Loans or advances to employees made in the Borrower's the ordinary course of business in an amount not to exceed $1,500,000 in the aggregate at any time outstanding;

             (f) Loans in connection with the sale of Real Estate permitted by
Section 6.05(g), provided that such loan (i) does not exceed the purchase price paid by the purchaser of such Real Estate; and (ii) is secured by the Real Estate subject to such sale;

             (g) Permitted Joint Venture Investments; and

             (h) Permitted Acquisitions.

                  Section 6.05 Asset Sales and Store Closings.

         The Loan Parties will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock or ownership interest, nor will the Loan Parties permit any of the Subsidiaries to issue any additional shares of its Capital Stock or other ownership interest in such Subsidiary, except:

             (a) sales of Inventory in the ordinary course of business;

             (b) sales of used, obsolete, worn-out or surplus equipment in the ordinary course of business;

             (c) sales of Permitted Investments in the ordinary course of business;

             (d) sales or other dispositions of Equipment (excluding those described in Section 6.05(b) hereof) as long as the net proceeds therefrom are at least equal to the amounts then available to be borrowed with respect thereto under clause (f) of the definition of "Borrowing Base" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof);

             (e) sales, transfers and dispositions among the Loan Parties and their Subsidiaries; provided, that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with
Section 6.07; and

             (f) Permitted Store Closings;

             (g) sales or sale-leaseback transactions of any Loan Party's Real Estate (other than any First Lien Collateral), provided that in connection with any sale or sale-leaseback transaction of any "Eligible Real Estate" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) the Agents receive ten (10) Business Days prior written notice of the proposed transaction together with an updated Senior Borrowing Base Certificate giving effect to the proposed transaction and establishing that no "Overadvance" (as defined in the Senior Credit Facility Agreement as in effect on the date hereof) will exist after giving effect to such transaction and the net proceeds of such sale or such disposition are applied in accordance with Section 2.07(c) hereof; and

             (h) sales, not otherwise permitted under this Section 6.05, of assets or property, provide that such property or assets (i) are not included in the Senior Borrowing Base or (ii) do not constitute First Lien Collateral, not to exceed $5,000,000 in the aggregate during the term of this Agreement.

         provided, that all sales, transfers, leases and other dispositions permitted hereby shall be made at arm's length and for fair value and, except with respect to sales of Real Estate, solely for cash consideration; and provided further that the authority granted hereunder may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Default or Event of Default. Upon any sale or disposition by any Loan Party of any Collateral (other than to another Loan Party ) that is permitted under this
Section 6.05, upon written notice, the Collateral Agent shall execute and deliver to any Loan Party , at such Loan Party's expense, all UCC termination statements, mortgage releases and other documents that such Loan Party shall reasonably request to evidence the termination or release of the Collateral Agent's security interest in or lien on such Collateral, provided, however, such release or termination shall not in any manner discharge, affect, or impair the Obligations or any liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all Collateral retained by any Loan Party including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  Section 6.06 Restricted Payments; Certain Payments of Indebtedness.

             (a) The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

                  (i) as long as no Default or Event of Default exist or would arise therefrom the Loan Parties may declare and pay Permitted Dividends; and

                  (ii) if the Payment Conditions are satisfied at the time of the proposed redemption the Parent may redeem its Capital Stock, provided that the Loan Parties shall have provided ten (10) days prior written notice to the Administrative Agent of any proposed redemption after the aggregate redemptions during any twelve month period exceed $500,000.

             (b) The Loan Parties will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) as long as no Default or Event of Default has occurred and is continuing or would result from such payments or distribution:

                           (A) payment of regularly scheduled interest and
                  principal payments as and when due in respect of any other Indebtedness permitted hereunder; and

                           (B) refinancings of Indebtedness to the extent
                  permitted by Section 6.01.

                  (ii) repayment, redemption or repurchase of Indebtedness evidenced by the Senior Subordinated Notes and Senior Subordinated Note Documents provided that, the Payment Conditions are met; (x) immediately prior to such payment and (y) on a proforma basis determined as if such payment occurred on the first day of the thirteen
         (13) Fiscal Periods ended on the last day of the most recent Fiscal Period for which the Borrowers were required to deliver financial reports pursuant to Section 5.01(b) hereof;

                  (iii) repayment in full of Permitted Indebtedness, in the aggregate amount not to exceed $5,000,000.00 during any twelve (12) month period , provided that immediately before and after giving effect to such repayment the Payment Conditions are satisfied;

                  (iv) the repayment in full of Permitted Indebtedness, other than Indebtedness evidenced by the Senior Subordinated Notes and Senior Subordinated Note Documents, in the aggregate amount greater than $5,000,000.00 during any twelve (12) month period provided that, (a) the Payment Conditions are satisfied immediately prior to such payment and (b) the Administrative Agent determines in its reasonable discretion that the Payment Conditions shall be met on a pro forma basis for the thirteen (13) Fiscal Periods immediately following the proposed payment based upon projections provided by the Lead Borrower to the Administrative Agent which projections give effect to the proposed payment;

                  (v) payments in connection with the termination of the SERP;
         and

                  (vi) payments in respect of the Senior Credit Facility Obligations in accordance with the Intercreditor Agreement.

                  Section 6.07 Transactions with Affiliates.

         The Loan Parties will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that are in the ordinary course of business and that are at prices and on terms and conditions not less favorable to the Loan Parties or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

                  Section 6.08 Restrictive Agreements.

         The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Loan Parties or any other Subsidiary or to guarantee Indebtedness of the Loan Parties or any other Subsidiary, provided, however, that (i) the foregoing shall not apply to restrictions and conditions imposed by law, or by any Loan Document or the Senior Credit Facility Agreement, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

                  Section 6.09 Amendment of Material Documents.

             (a) The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) its Organizational Documents, to the extent that such amendment, modification or waiver could reasonably likely result in a Material Adverse Effect, (ii) any Subordinated Indebtedness, or (iii) any other instruments, documents or agreements, in each case with respect to this clause (iii), to the extent that such amendment, modification or waiver could result in a Material Adverse Effect.

             (b) No Loan Party shall, and no Loan Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify the terms of any of the Senior Subordinated Note Documents or Senior Subordinated Notes to the extent the effect of such change or amendment is to: (i) increase the interest rate or the cash rate of interest on such Indebtedness; (ii) change the dates upon which payments of principal, interest or fees are due thereunder; (iii) add, or change in a manner adverse to any Loan Party, any event of default or add, or make more restrictive, any covenant with respect to the Indebtedness thereunder; (iv) change in a manner adverse to any Loan Party the prepayment provisions of such Indebtedness; (v) change the terms of or otherwise alter any redemption or put rights thereunder; or (vi) change or amend any other term if such change or amendment would (x) increase the obligations of the Loan Parties or (y) confer additional rights on the holder of such Indebtedness in a manner adverse to any Loan Party, Agent or Lenders.

             (c) No Loan Party shall, and no Loan Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify any of the Senior Credit Facility Documents to the extent the effect of such change or amendment is to: (i) change the dates upon which payments of principal, interest or fees are due thereunder; (ii) add, or change in a manner adverse to any Loan Party, any event of default or add, or make more restrictive, any covenant with respect to the Indebtedness thereunder; (iii) change in a manner adverse to any Loan Party the prepayment provisions of such Indebtedness; or (iv) change or amend any other term if such change or amendment would (x) increase the obligations of the Loan Parties or (y) confer additional rights on the holder of such Indebtedness in a manner adverse to any Loan Party, Agent or Lender.

                  Section 6.10 Additional Subsidiaries.

         The Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary unless no Default or Event of Default would arise therefrom and the requirements of Section 5.13 are satisfied.

                  Section 6.11 Financial Covenants.

         Minimum Consolidated EBITDA. The Loan Parties shall not permit Consolidated EBITDA determined as at the end of each Fiscal Quarter for the period of four (4) consecutive Fiscal Quarters then ending to be less than $34,000,000.

                  Section 6.12 Fiscal Year

         The Loan Parties shall not change their Fiscal Year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

                  Section 6.13 Environmental Laws.

         The Loan Parties shall not (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) undertake actions that are reasonably likely to result in an Environmental Liability, except in either case where such failure or actions could reasonably be expected to result in a Material Adverse Effect.

                  Section 6.14 Senior Credit Facility.

         The Loan Parties will not, and will not permit any Subsidiary to, engage in any action or refrain from taking any action that constitutes, or would reasonably be anticipated to constitute or result in, a default or event of default under the Senior Credit Facility Documents.

                                  ARTICLE VII

                                Events of Default

                  Section 7.01 Events of Default.

         If any of the following events ("Events of Default") shall occur:

             (a) the Loan Parties shall fail to pay any principal of the Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

             (b) the Loan Parties shall fail to pay any interest on the Term Loan or any fee or any other amount (other than an amount referred to in clause
(a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and such failure continues for five (5) Business Days;

             (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

             (d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 2.10, Section 5.01(f), Section 5.01(n), Section 5.02(a), Section 5.02(e), Section 5.07 (with respect to insurance covering the Collateral), Section 5.09, Section 5.12, or in Article VI;

             (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of: (i) in the case of any report required by Section 5.01 the date any such report is due; (ii) the Borrowers' actual knowledge thereof; or (iii) notice thereof from the Administrative Agent to the Lead Borrower;

             (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

             (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

             (h) the subordination provisions contained in or otherwise pertaining to any agreement or instrument governing any Subordinated Indebtedness (including the Senior Subordinated Notes) shall for any reason be revoked or invalidated by any Governmental Authority, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof, or the Obligations, for any reason shall not have the priority contemplated by this Agreement, any agreement or subordination provisions thereof evidencing any Subordinated Indebtedness or any Loan Party shall acquiesce in the breach by a subordinated creditor of any Subordination Indebtedness;

             (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

             (j) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(i)of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

             (k) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

             (l) (i) one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $5,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

                 (ii) any non-monetary judgment or order shall have been rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect and there shall be any period 30 consecutive days during which a stay of enforcement of such judgment or other, by reason of a pending appeal or otherwise, shall not be in effect;

             (m) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $5,000,000;

             (n) any challenge in writing by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document in any material portion of the Collateral or any payment made pursuant thereto;

                  (i) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, which challenge the Administrative Agent determines is a bona fide claim which if adversely determined could materially and adversely effect any security interest created by or in any Loan Document, any payment payable or made pursuant to any Loan Document or the value of any Collateral;

                  (ii) any Lien purported to be created under any Security Document




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

shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

             (o) the occurrence of any uninsured loss to any material portion of the Collateral;

             (p) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course;

             (q) the determination by any Borrower, whether by vote of such Borrower's partners, board of directors or otherwise to: suspend the operation of such Borrower's business in the ordinary course, liquidate all or a material portion of such Borrower's assets or store locations other than Permitted Store Closures, or employ an agent or other third party to conduct a program of closings, liquidations or "Going-Out-Of-Business" sales of any material portion of the business; or

             (r) (i) any Change in Control occurring pursuant to clause (c) of the definition thereof; or (ii) one hundred and eighty (180) days after the occurrence of a Change in Control pursuant to clause (a) or (b) of the definition thereof, unless the Administrative Agent has granted its express written consent to such Change in Control before the expiry of such period;

             (s) the occurrence of any default under any Facility Guarantee and/or the termination or attempted termination of any Facility Guarantee; or

             (t) any event of default shall occur or exist under the Senior Credit Facility Documents (whether or not the Senior Credit Facility Lenders elect to accelerate the maturity or demand payment as a consequence thereof) or the Senior Credit Facility Agent or any Senior Credit Facility Lender shall provide written notice to Administrative Agent of the occurrence or existence of any such event of default.

then, and in every such event (other than an event with respect to any Loan Party described in clause (i) or (j) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times (i) declare the Term Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or



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other notice of any kind, all of which are hereby waived by the Loan Parties,
(ii) instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral) and (iii) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Collateral Agent and the Lenders; and in case of any event with respect to any Loan Party described in clause (i) or (j) of this Section 7.01, the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

                  Section 7.02 Remedies on Default.

         In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Term Loan shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  Section 7.03 Application of Proceeds.

         After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral shall be applied in the manner set forth in Section 2.11(b).

                                  ARTICLE VIII

                                   The Agents

                  Section 8.01 Administration by Administrative Agent.

         Each Lender and the Collateral Agent hereby irrevocably designate Back Bay Capital as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders and the Collateral Agent each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied




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

covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

                  Section 8.02 The Collateral Agent.

         Each Lender and the Administrative Agent hereby irrevocably (i) designate Back Bay Capital as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Collateral Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto, and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Collateral Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Section 2.09, Section 2.10, and Section 7.03, as applicable. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

                  Section 8.03 Agreement of Required Lenders.

             (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders and (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of all of the Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of all such Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.02.

                  Section 8.04 Liability of Agents.

             (a) Each of the Agents, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or all Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the




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

Agents, nor any of their respective directors, officers, employees, or agents
(A) shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or (B) shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of the Loan Parties under this Agreement or any of the Loan Documents, or (C) shall be responsible to any Lender for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations of the Loan Parties hereunder, or any information contained in the books or records of the Loan Parties; or (D) shall be responsible to any Lender for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (E) shall be responsible to any Lender for the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

             (b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

             (c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) of any of their respective obligations under this Agreement or the Loan Documents or in connection herewith or therewith.

             (d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

                  Section 8.05 Notice of Default; Actions on Default.

             (a) The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agents have actual knowledge of the same or has received notice from a Lender or the Loan Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agents obtain such actual knowledge or receive such a notice, the Agents shall give prompt notice thereof to each of the Lenders.



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

             (b) The Agents shall (subject to the provisions of Section 9.02) take such action with respect to any Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful.

                  Section 8.06 Lenders' Credit Decisions.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents and agrees that the Agents shall bear no responsibility therefore. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

                  Section 8.07 Reimbursement and Indemnification.

         Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Pro Rata Share of any expenses and fees incurred by such Agent for the benefit of the Lenders under this Agreement, and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the administration or enforcement thereof not reimbursed by the Loan Parties and (y) each Agent for such Lender's Pro Rata Share of any expenses of such Agent incurred for the benefit of the Lenders that the Loan Parties have agreed to reimburse pursuant to Section 9.03 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from their respective gross negligence or willful misconduct). The provisions of this
Section 8.07 shall survive the repayment of the Obligations.



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

                  Section 8.08 Rights of Agents.

         It is understood and agreed that Back Bay Capital shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Administrative Agent or the Collateral Agent of the Lenders under this Agreement. The Agents and their affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Subsidiaries and Affiliates as if it were not the Agent hereunder.

                  Section 8.09 Notice of Transfer.

         The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Term Loan for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.05(b).

                  Section 8.10 Successor Agent.

         Any Agent may resign at any time by giving five (5) Business Days written notice thereof to the Lenders, the other Agents and the Lead Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as no Default or Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders and the other Agents, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent, hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, so long as no Default or Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

                  Section 8.11 Reports and Financial Statements.

         The Administrative Agent shall use its reasonable efforts to remit to each Lender and the Collateral Agent within ten (10) Business Days after receipt thereof from the Borrowers copies of all financial statements, Senior Borrowing Base Certificates, and projections required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.



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

                  Section 8.12 Delinquent Lender.

         If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Pro Rata Share of the Term Loan, expenses or setoff (a "DELINQUENT LENDER") and such failure is not cured within ten (10) days after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agents, other Lenders, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Term Loan, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding principal, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective Pro Rata Share of the outstanding Term Loan shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Pro Rata Share of the outstanding Term Loan, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in
Section 2.05 hereof from the date when originally due until the date upon which any such amounts are actually paid.

         Each Delinquent Lender shall indemnify the Agents and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by any Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its share of the Term Loan or to otherwise perform its obligations under the Loan Documents.

                                   ARTICLE IX

                                  Miscellaneous

                  Section 9.01 Notices.

         Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

             (a) if to any Loan Party, to it care of the Lead Borrower at 9800 Crosspoint Boulevard Indianapolis, Indiana 46256-3350 Attention: Treasurer and General Counsel (Telecopy No. (317) 594-2757);



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

             (b) if to the Administrative Agent or the Collateral Agent to Back Bay Capital Funding LLC, 40 Broad Street, Boston, Massachusetts 02109,
Attention: Michael Pizette (Telecopy No. (617) 434-4185), with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, Attention:
Matthew Furlong (Telecopy No. (617) 951-8736); or

             (c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  Section 9.02 Waivers; Amendments.

             (a) No failure or delay by the Agents or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Term Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agents or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

             (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Parties that are parties thereto, in each case with the Consent of the Required Lenders, provided, that no such agreement shall
(i) increase principal amount of the Term Loan of any Lender without the Consent of such Lender or increase the principal amount of the Term Loan to an amount greater than $25,000,000, (ii) reduce the principal amount of the Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the Consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of the Term Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of the Maturity Date, without the Consent of each Lender affected thereby, (iv) change Sections 2.07, 2.08, 2.10, or 2.11 or Section 6.02 of the Security Agreement, without the Consent of each Lender, (v) change any of the provisions of this Section 9.02 or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights



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

thereunder or make any determination or grant any consent thereunder, without the Consent of each Lender, (vi) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the Consent of each Lender, (vii) except for sales described in Section 6.05 or as permitted in the Security Documents (which in such case may be released upon the consent of the Collateral Agent only), release any material portion of the Collateral from the Liens of the Security Documents, without the Consent of each Lender, or (viii) except as expressly permitted herein, subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be, without the prior Consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent without the prior written consent of such Agent.

             (c) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against the Borrowers unless signed by the Borrowers or other applicable Loan Party.

                  Section 9.03 Expenses; Indemnity; Damage Waiver.

             (a) The Loan Parties shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, for commercial finance examinations and environmental site assessments, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications, waivers or terminations of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Agents and/or Back Bay Capital, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents or Back Bay Capital, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Term Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

             (b) The Loan Parties shall, jointly and severally, indemnify the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the




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

parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) the Term Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

             (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount.

             (d) To the extent permitted by Applicable Law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, the Term Loan or the use of the proceeds thereof. The Loan Parties further agree that no Indemnitee shall have any liability to the Loan Parties, any Person asserting claims by or on behalf of any Loan Party or any other Person in connection with this Agreement or the other Loan Documents except the Indemnitee's gross negligence or willful misconduct.

             (e) All amounts due under this Section shall be payable promptly after written demand therefore.

                  Section 9.04 Designation of Lead Borrower as Borrowers' Agent.

             (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain the Term Loan hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of the Term Loan so made as if made directly by the Lenders to that Borrower, notwithstanding the manner by which the Term Loan is recorded on the books and records of the Lead Borrower and of any Borrower.

             (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefore is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming were each other Borrower.

             (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested the Term Loan.

                  (i) The Lead Borrower shall cause the transfer of the proceeds of the Term Loan to the (those) Borrower(s) on whose behalf the Term Loan (or any portion thereof) was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.

                  (ii) If, for any reason, and at any time during the term of this Agreement,

                           (A) any Borrower, including the Lead Borrower, as
                  agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in the Administrative Agent's sole and absolute discretion); or

                           (B) the Administrative Agent deems it inexpedient (in
                  the Administrative Agent's sole and absolute discretion) to make the Term Loan to or for the account of any particular Borrower, or to channel the Term Loan (or any portion thereof) through the Lead Borrower, then the Lenders may make the Term Loan directly to such of the Borrowers as the Administrative Agent determines to be expedient, which Term Loan may be made without regard to the procedures otherwise included herein.

             (d) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which the Term Loan is to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

             (e) Each of the Borrowers shall remain liable to the Agents and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease to make the Term Loan to or for the benefit of any Borrower.

             (f) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives:

                  (i) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

                  (ii) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

                  Section 9.05 Successors and Assigns.

             (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

             (b) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of the outstanding principal amount of the Term Loan at the time owing to it) to any Person, provided, that (i) except in the case of an assignment by a Lender to a Lender or an Affiliate of a Lender, the Administrative Agent must give its prior written consent to such assignment by a Lender (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining principal amount of the Term Loan owing to such Lender, the amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

             (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

             (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

             (e) Any Lender may, without the consent of the Loan Parties and/or the Agents, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Term Loan owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Term Loan shall provide that such Lender shall retain the sole right to enforce the Loan Documents and, except as provided in the following sentence, to approve any amendment, modification or waiver of any provision of the Loan Documents. Subject to paragraph (f) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of
Section 2.12, and Section 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(c) as though it were a Lender. Each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time (each a "Participation Register"). The entries in each Participation Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement

(including, for the avoidance of doubt, for purposes of entitlement to benefits under Section 2.12, and Section 2.13 or Section 9.09). The Participation Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

             (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless (i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.13(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding Tax referred to therein, following compliance with Section 2.13(e).

             (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  Section 9.06 Survival.

         All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Term Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.10 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loan or the termination of this Agreement or any provision hereof.

                  Section 9.07 Counterparts; Integration; Effectiveness.

         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 9.08 Severability.

         Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 9.09 Right of Setoff.

         If an Event of Default shall have occurred and be continuing and at the direction of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

                  Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

             (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             (b) The Loan Parties agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Loan Parties hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Loan Parties agree that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

             (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan



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

Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  Section 9.11 WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY LOAN PARTY, ANY AGENT, ANY LENDER OR ANY PARTICIPANT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY LOAN PARTY, THE AGENT AND/OR SUCH LENDER OR PARTICIPANT OR IN WHICH ANY LOAN PARTY, THE AGENT OR SUCH LENDER OR PARTICIPANT, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY LOAN PARTY OR ANY OTHER PERSON AND THE AGENT OR SUCH LENDER OR PARTICIPANT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  Section 9.12 Headings.

         Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 9.13 Interest Rate Limitation.

         Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of the Term Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Term Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of the Term Loan or periods shall be increased (but not above the Maximum Rate therefore) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.



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

                  Section 9.14 Additional Waivers.

             (a) The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Loan Party, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

             (b) To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

             (c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

             (d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Loan Party may make payments to any other Loan Party on account of any such indebtedness. After the occurrence and during the continuance of an Event of Default, none of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness.

                  Section 9.15 Confidentiality.

         Each of the Lenders agrees that it will not to disclose without the prior consent of the Lead Borrower (other than to its employees, employees of Affiliates, auditors, counsel or other professional advisors, in each case who have a need to know such Confidential Information in accordance with customary banking practices or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion reasonably determines that any such party should have access to such information or to a prospective transferee) any information with respect to the Borrowers or any other Loan Party which is furnished pursuant to this Agreement and which is designated by the Lead Borrower to the Lenders in writing as confidential (all such information, "Confidential Information"), provided that any Lender may disclose any Confidential Information (a) as has become generally available to the public other than as a result of a disclosure in violation of any duty of confidentiality hereunder by such Lender or the Administrative Agent or a disclosure in violation of any duty of confidentiality hereunder known to such Lender or the Administrative Agent to have been made by any person or entity to which such Lender or the Administrative Agent has delivered such Confidential Information, (b) as may be required in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) in connection with the enforcement of remedies under this Agreement and the other Loan Documents, and (f) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Lender provided that such prospective transferee receives such Confidential Information having been made aware of the confidential nature thereof and agrees to be bound by the terms of this Section
9.15. The Loan Parties hereby agree that the failure of a Lender to comply with the provisions of this Section 9.15 shall not relieve the Loan Parties of any of its obligations to such Lender under this Agreement and the other Loan Documents.

                  Section 9.16 Publicity.

         The Agents may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Loan Party (and may utilize any logo or other distinctive symbol associated with each Loan Party) in connection with any advertising, promotion, or marketing undertaken by the Agents. The Loan Parties shall give the Agents one business days notice of any press release prior to it being issued, which press release shall be acceptable to the Agents in its reasonable discretion.



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

                  Section 9.17 Intercreditor Agreement.

         Each Borrower (i) acknowledges receipt of a copy of the Intercreditor Agreement and its review of the terms and conditions thereof; (ii) acknowledges and understands that Agents' and Lenders' discretion and authority to act under this Agreement may be restricted by the Intercreditor Agreement; and (iii) consents to all of the terms thereof.

                  Section 9.18 USA Patriot Act.

         Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrower in accordance with the Act.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                           MARSH SUPERMARKETS, LLC, as
                           Lead Borrower:

                           By:              /s/ Douglas W. Dougherty
                                   --------------------------------------------
                                   Douglas W. Dougherty,
                                   Senior Vice President,
                                   Chief Financial Officer and Treasurer

                           Attest:          /s/ P. Lawrence Butt
                                   --------------------------------------------
                                   P. Lawrence Butt, Secretary


                           Address:
                           9800 Crosspoint Boulevard
                           Indianapolis, Indiana 46256-3350
                           Attn: Treasurer and General Counsel

                           BORROWERS:

                           MARSH SUPERMARKETS, INC.
                           MARSH DRUGS, INC.
                           MARSH VILLAGE PANTRIES, INC.
                           A.L. ROSS & SONS, INC.
                           MUNDY REALTY, INC.
                           MAR PROPERTIES, INC.
                           MARLEASE, INC.
                           MARSH INTERNATIONAL, INC.
                           MARSH DRUGS OF ILLINOIS, INC.
                           LIMITED HOLDINGS, INC.
                           MARSH SUPERMARKETS OF ILLINOIS, INC.
                           TEMPORARY SERVICES, INC.
                           CONTRACT TRANSPORT, INC.
                           NORTH MARION DEVELOPMENT CORPORATION
                           O'MALIA FOOD MARKETS, LLC
                           FLORAL FASHIONS, LLC
                           CRYSTAL FOOD SERVICES, LLC
                           MCNAMARA, LLC
                           LOBILL FOODS, LLC
                           CONTRACT TRANSPORT, LLC
                           VILLAGE PANTRY, LLC
                           MARSH DRUGS, LLC
                           MARSH CLEARING HOUSE, LLC
                           CRYSTAL CAFE MANAGEMENT GROUP, LLC
                           CONVENIENCE STORE TRANSPORTATION
                                COMPANY, LLC
                           CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                           BUTTERFIELD FOODS, LLC

                           By:               /s/ Douglas W. Dougherty
                                   --------------------------------------------
                                   Douglas W. Dougherty,
                                   Senior Vice President,
                                   Chief Financial Officer and Treasurer

                           Attest:           /s/ P. Lawrence Butt
                                   --------------------------------------------
                                   P. Lawrence Butt, Secretary

                           PANTRY PROPERTY, LLC
                           BY:      VILLAGE PANTRY, LLC

                           MS PROPERTY, LLC
                           BY:      MARSH SUPERMARKETS, LLC

                           BF PROPERTY, LLC
                           BY:      BUTTERFIELD FOODS, LLC

                           CF PROPERTY, LLC
                           BY:      CRYSTAL FOOD SERVICES, LLC

                           MD PROPERTY, LLC
                           BY:      MARSH DRUGS, LLC

                           LB PROPERTY, LLC
                           BY:      LOBILL FOODS, LLC

                           MCN PROPERTY, LLC
                           BY:      MCNAMARA, LLC

                           CSD PROPERTY, LLC
                           BY:      CRYSTAL CAFE MANAGEMENT GROUP, LLC

                           FLORAL PROPERTY, LLC
                           BY:      MARSH SUPERMARKETS, LLC

                                    By:         /s/ Douglas W. Dougherty
                                            ---------------------------------
                                            Douglas W. Dougherty,
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer

                                    Attest:       /s/ P. Lawrence Butt
                                            -----------------------------------
                                            P. Lawrence Butt, Secretary


                           TRADEMARK HOLDINGS, INC.

                           By:               /s/ P. Lawrence Butt
                                    --------------------------------------------
                                    P. Lawrence Butt, Assistant Treasurer

                           BACK BAY CAPITAL FUNDING LLC, As Administrative Agent, as Collateral Agent and as Lender


                           By:      /s/ Michael L. Pizette
                              --------------------------------
                           Name: Michael L. Pizette
                           Title: Managing Director


                           Address:
                           40 Broad Street,
                           Boston, Massachusetts 02109
                           Attn: Michael Pizette
                           Telephone: (617) 434-4077
                           Telecopy: (617) 710-1013















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